                                                                   Exhibit 10.67

                                                                    JMB 301 7/92
CENTER:   UNDERGROUND ATLANTA
TENANT:   DIVERSITY ENTERTAINMENT TELEVISION/ATLANTA, LLC
SPACE:    88 UPPER ALABAMA STREET
DATE:


                              SHOPPING CENTER LEASE

                                                                                   Page
                                                                                   ----
Article 1         Basic Provisions ..............................................     1
Article 2         Premises, Term and Commencement Date ..........................     2
Article 3         Minimum Rent and Percentage Rent ..............................     2
Article 4         Payment of Rent, Rent Taxes and Prorations ....................     3
Article 5         Taxes .........................................................     4
Article 6         Condition of Premises; Tenant's Work ..........................     4
Article 7         Trade Fixtures, Alterations and Liens .........................     5
Article 8         Use Requirements ..............................................     5
Article 9         Use of Screen .................................................     7
Article 10        Utilities .....................................................     7
Article 11        Maintenance and Repair of Premises ............................     7
Article 12        Roof Common Areas .............................................     8
Article 13        Insurance, Subrogation, and Waiver of Claims ..................     9
Article 14        Casualty Damage ...............................................     9
Article 15        Condemnation ..................................................    10
Article 16        Return of Possession...........................................    10
Article 17        Holding Over ..................................................    10
Article 18        Subordination, Attornment and Mortgagee Protection ............    11
Article 19        Estoppel Certificate ..........................................    11
Article 20        Assignment and Subletting .....................................    11
Article 21        Rights Reserved by Landlord ...................................    12
Article 22        Landlord's Remedies ...........................................    13
Article 23        Landlord's Right to Cure ......................................    15
Article 24        Indemnification ...............................................    15
Article 25        Safety and Security Devices, Services and Programs ............    16
Article 26        Hazardous Materials ...........................................    16
Article 27        Captions and Severability .....................................    17
Article 28        Definitions ...................................................    17
Article 29        Rules .........................................................    19
Article 30        No Waiver .....................................................    19
Article 31        Attorneys' Fees, Counterclaims, Venue and Jury Trial ..........    19
Article 32        Personal Property Taxes .......................................    20
Article 33        Conveyance by Landlord and Liability ..........................    20
Article 34        Notices .......................................................    20
Article 35        Real Estate Brokers ...........................................    20
Article 36        Security Deposit and Landlord's Lien ..........................    21
Article 37        Miscellaneous .................................................    21
Article 38        Offer .........................................................    22
Article 39        Americans With Disabilities Act ...............................    22
Article 40        Entire Agreement .............................................. >  23

Exhibit A:        The Premises
Exhibit B:        Landlord's and Tenant's Work
Exhibit C:        Emergency notification instructions
Exhibit D:        TCCC Agreement

                              SHOPPING CENTER LEASE

         THIS LEASE made as of the 12 day of JANUARY, 1998, between UNDERGROUND FESTIVAL, INC. ("Landlord"), a(n) Georgia corporation, having a place of business at 900 North Michigan Avenue, Chicago, Illinois 60611-1957 and DIVERSITY ENTERTAINMENT TELEVISION/ATLANTA, LLC ("Tenant") a Georgia limited liability company whose principal place of business is located at Olympia Building, 8 Decatur Street, Loft Studio A, Atlanta, Georgia, 30303.


                                    ARTICLE 1

                                BASIC PROVISIONS


A.       TENANT'S TRADE NAME:    DETV
B.       CENTER:          UNDERGROUND ATLANTA
         ADDRESS:         Olympia Building, 8 Decatur Street, Loft Studio A
                          Atlanta, Georgia, 30303
C. PREMISES: Approximately 564 square feet of the roof (and the air space extending fifty-five (55) feet above the roof line) of the building known as 88 UPPER ALABAMA STREET (the ("Building"), the approximate location of which is shown cross-hatched on Exhibit A hereto
D. COMMENCEMENT DATE: Sixty (60) days after the date Landlord delivers possession of the Premises to Tenant;
E. EXPIRATION DATE: the last day of the sixtieth (60th) full calendar month following the Commencement Date;
F. EXTENSION AND TERMINATION OPTIONS: Provided there has been no default during the Lease Term beyond the expiration of any applicable cure period and Tenant is not then in default beyond any applicable cure period, has continuously operated in good faith throughout the term of this Lease for Tenant's Permitted Use and is in good financial condition in Landlord's reasonable judgement as evidenced by Tenant's financial statement reviewed (in accordance with FASB standards) by Tenant's chief financial officer (who shall be a certified public accountant) which shall be less than one (1) year old and shall accompany the following notice, Tenant shall have the option to extend the term hereof for one (1) additional period of five (5) years (the "Option Period"). Said option shall be exercised, if at all, by written notice to Landlord at least one hundred eighty (180) days prior to the expiration of the then current term. All terms and conditions contained herein shall apply during the option period with exception of the annual Minimum Rent which shall be adjusted annually by the percentage increase in the CPI as set forth in Section 1.G. below. Landlord's acceptance of the foregoing financial statements without objection for more than thirty (30) days after receipt shall be deemed an acceptance of such financial statements.

            If Tenant shall fail to exercise the option herein provided in accordance with the terms hereof, said option shall terminate and be null and void. Tenant's exercise of said option shall not operate to cure any default by Tenant of any of the terms or provisions of this Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the option herein provided, or before the commencement of the Extension Period, or if Tenant shall have assigned the Lease or subleased all or any portion of the Premises before Tenant shall have exercised the option herein provided, then immediately upon such termination, sublease or assignment, the option herein granted to extend the term shall simultaneously terminate and become null and void. Time is of the essence of this provision.

G.          MINIMUM RENT:

            PERIOD                                              MONTHLY AMOUNT         ANNUAL AMOUNT
            ------                                              --------------         -------------
            Commencement Date through
             First (1st) Lease Year                             $4,166.67              $50,000.00
             ----------------------                             ---------               ---------

            Second (2nd) Lease Year through
             Expiration of the Term                            Annual CPI adjustment as set forth below.
             ----------------------

            The Minimum Rent for each of the last four (4) Lease Years of the Term hereof (and each Lease Year during the Option Period, if any) shall be determined by adding to Minimum Rent for the immediately preceding Lease Year a sum equal to the product obtained when the Minimum Rent for the immediately preceding Lease Year is multiplied by a fraction, the numerator of which is the difference between (a) the CPI in effect as of the last day of the immediately preceding Lease Year and (b) the CPI in effect as of the first day of the immediately preceding Lease Year and the denominator of which is the CPI on the first day of the immediately preceding Lease Year. In no event shall the Minimum Rent during any Lease Year of the Term be less than that of any preceding Lease Year.

            Provided Tenant is not then in default beyond any applicable cure periods and has timely cured all prior defaults, if any, Tenant shall be conditionally excused of its obligation for the payment of the initial Fifty Thousand and 00/100 Dollars ($50,000.00) of Minimum Rent due and payable hereunder for the twelve (12) month period from the Commencement Date ("Excused Rent"), and Tenant's first payment of Minimum Rent will be due on 1 January 1999. However, Tenant shall pay Percentage Rent, Taxes, and other charges due pursuant to the terms hereof as of the Commencement Date.

            In the event Tenant subsequently defaults in any of its monetary obligations under the Lease and (if applicable) fails to timely cure such default, the Excused Rent shall immediately become due and payable to Landlord.

H.       PERCENTAGE RENT: Five percent (5%) of Tenant's Gross Revenue.

I.       SECURITY DEPOSIT: $ N/A

J.       GUARANTOR:

Q. RENT PAYMENT ADDRESS: Tenant shall forward all Rent, insurance certificates and Gross Revenue reports to Landlord at the following address, or such other address or addresses as to which Landlord shall provide advance notice:

                                                             for sales reports/insurance certificates/
         For Rent payments:                                  /correspondence:
         ------------------------------------------------------------------------------------------
         Underground Atlanta Managers, LLC,                  Underground Atlanta Management Office
         ------------------------------------------------------------------------------------------
         Agent for Underground Festival, Inc.                50 Upper Alabama Street
         ------------------------------------------------------------------------------------------
         P.O. Box 905247                                     Atlanta, Georgia 30303
         ------------------------------------------------------------------------------------------
         Charlotte, NC 28290-5247
         ------------------------------------------------------------------------------------------

R. RENT SHALL BE PAYABLE TO: UNDERGROUND ATLANTA MANAGERS, LLC, a/f UNDERGROUND FESTIVAL, INC. or such other entity as Landlord shall designate from time to time in writing.

         The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease set forth below. The terms in this Article, and the terms defined in Article 28, shall have the meanings specified therefor, herein or therein, when used as capitalized terms in other provisions of this Lease.


                                    ARTICLE 2

                      PREMISES, TERM AND COMMENCEMENT DATE

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for a term ("Term") commencing on the Commencement Date and ending on the Expiration Date set forth in Article 1, unless sooner terminated as provided herein, subject to the provisions herein contained. The Commencement Date set forth in Article 1 shall be advanced to such earlier date as Tenant opens the Premises for business. If the Commencement Date


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


is advanced, the Rent and other obligations of Tenant, and the Term and initial Lease Year hereunder, shall all commence on the Commencement Date as advanced. However, the Expiration Date set forth in Article 1 shall not be changed. Landlord and Tenant shall confirm in writing any adjustment to the Commencement Date hereunder upon written request by either party. In the event of any dispute concerning such adjustment, Tenant shall pay Rent commencing on the Commencement Date set forth in Article 1, subject to adjustment between the parties after such dispute is resolved. The obligations of Tenant under this Lease are subject to and conditioned upon Tenant obtaining all "Permits" (as hereinafter defined) on or before the ninetieth (90th) day following the date of full execution of this Lease (the "Contingency Date"). "Permits" shall mean any and all licenses, permits and authorizations from the appropriate governmental authorities necessary for the installation and use of the Screen and the improvements to the Building contemplated in connection therewith. In the event the foregoing condition to Tenant's obligations has not been satisfied or waived by Tenant prior to the Contingency Date, this Lease shall be deemed null and void and this Lease shall be of no further force or effect.



                                    ARTICLE 3

                        MINIMUM RENT AND PERCENTAGE RENT

         A. MINIMUM RENT. Tenant shall pay Landlord the monthly Minimum Rent set forth in Article 1 in advance on or before the first day of each calendar month during the Term, except that Minimum Rent for the first full and any initial partial calendar month shall be paid when Tenant executes this Lease.

         B. PERCENTAGE RENT. Tenant shall pay Landlord Percentage Rent each Lease Year equal to the amount set forth in Article 1. Percentage Rent for each Lease Year shall be paid in arrears on a quarterly basis. Such payments shall be made on or before the fifteenth (15th) day of the calendar month next succeeding such quarter with respect to Gross Revenue earned during each preceding quarter. The term "Lease Year" shall have the meaning specified therefor in Article 28. Tenant shall provide monthly statements to Landlord upon Landlord's request therefor.

         C. GROSS REVENUE RECORDS. Tenant shall ensure that the business of Tenant in, at or from the Premises is operated such that the following books and records (collectively, "Tenant's Records") are prepared, preserved and maintained in accordance with both generally accepted accounting principles and sound business practices, and adequately and accurately evidence Tenant's Gross Revenue using the accrual method of accounting: (i) settlement report sheets (or other similar form of reporting) of all transactions involving the use of the Screen or the Premises (whether paid, bartered, traded, "comped" or exchanges or any other form of consideration), (ii) bank statements, (iii)general ledger or summary record of all receipts and disbursements from operations in, at or from the Premises, (iv) state and local sales and use tax returns, and (v) purchase orders or other written documents or agreements confirming the purchase of promotional or advertising services involving the Screen or the Premises; and
(vi) such other records that would normally be kept pursuant to generally accepted accounting principles, or as the Landlord may reasonably require in order to determine Gross Revenue hereunder. A separate bank account shall be maintained for all revenue from the Screen and the Premises and no funds from any other source shall be deposited in such account. Tenant shall retain Tenant's Records at the home office of Tenant for at least two (2) years from the end of the Lease Year to which they are applicable or, if any audit is required or a controversy should arise between the parties regarding Percentage Rent, until such audit or controversy is terminated, even though such retention period may be after the expiration of the Term or earlier termination of this Lease.

         D. GROSS REVENUE STATEMENTS. Tenant shall provide Landlord with a monthly statement of Gross Revenue within fifteen (15) days after the end of each quarter, signed by an authorized representative, which shall show Gross Revenue for such quarter, the value of time for Landlord Content, the Net Value (as defined below) of all trade-out or bartered sales, as well as year-to-date amounts for the current Lease Year. The Percentage Rent due for such quarter shall accompany such statement. In addition to such regular quarterly statements, Tenant shall provide an annual statement within sixty (60) days after the end of each Lease Year, which shall show the total amount of Gross Revenue for such Lease Year, and shall be certified to be true, complete and correct by Tenant's chief financial officer who shall be a certified public accountant . If such annual statement shows that Tenant underpaid Percentage Rent for such Lease Year, Tenant shall include the additional amount with such statement, and if such statement shows that Tenant overpaid Percentage Rent, Landlord shall provide a credit or refund. The Percentage Rent due for the Net Value shall be paid in three equal installments the first of which shall accompany Tenant's quarterly statement and the balance on or before the fifteenth (15th) day of the next succeeding two (2) months.

         E. AUDITS. Landlord may from time to time (but not more frequently than once during any twelve (12) month period), upon at least twenty-one (21) days' notice to Tenant, cause a complete audit or examination to be made of Tenant's Records for all or any part of the three (3) Lease Years immediately preceding such notice which have not been previously audited by Landlord. During such audit, Landlord or its authorized representatives shall have full and free access to Tenant's Records and the right to require that Tenant, its agents and employees furnish such information or explanation with respect to such items as may be necessary for a proper examination and audit thereof. If such audit or examination discloses that any of Tenant's statements of Gross Revenue understate Gross Revenue made during any Lease Year by three percent (3%) or more, or if Tenant shall have failed to furnish Landlord any quarterly Gross Revenue statements during any Lease Year (after notice and opportunity to cure) or shall have failed to prepare and maintain Tenant's Records as required herein, Tenant shall pay Landlord the cost of such audit or examination, including travel and related expenses, and any deficiency in Percentage Rent, with interest at the Default Rate. If such audit or examination shall disclose an understatement of more than ten percent (10%), Landlord shall also have the right to cancel this Lease by written notice given to Tenant within six (6) months after such audit. Landlord's acceptance of Percentage Rent shall be without prejudice to the Landlord's examination, audit and other rights hereunder.

          F. GROSS REVENUE DEFINED. "Gross Revenue" shall mean the entire amount of all income and receipts whatsoever of all business conducted at, on, from, or relating to the Screen or the Premises, including, without limitation
(i) bookings from other parties for advertising or promotional space or services at or with respect to the Screen, the Building or the Premises, (ii) after the first full calendar year of the Term, an amount equal to the value of the time for Landlord Content (including, without limitation, Landlord Events, but any sums received from the sponsor by Tenant for advertising time shall be included under (i) above) aired on the Screen) valued at normal hourly rates then charged; (iii) after the first full calendar year of the Term, an amount equal to the value of all consideration received from parties other than Landlord, other than money promised or received, including, without limitation, trade-outs and bartering; and (iv) all other gross income or receipts from any business or operation at, on, from or relating to the use of the Premises or the Screen. No deduction shall be allowed for any uncollected or uncollectible amounts or reserves therefor, nor for cost of products or services sold, or other costs, charges or expenses of purchasing, financing, selling, transportation, overhead or taxes except as expressly provided herein. Tenant will utilize the accrual method of accounting to recognize and compute all components of Gross Revenue. Credit and installment sales shall be included in the month in which the services are provided, or in which any portion of the payment is received, whichever first occurs, regardless of when or whether full payment is received.

Gross Revenue excludes insurance proceeds and any sales, use or gross receipts tax imposed by any governmental unit or authority directly on sales and collected from customers, provided that the amount thereof is added to the selling price or absorbed therein and is paid by Tenant to such governmental authority.

Gross Revenue shall be adjusted by deducting or excluding the following:

         (a) Items 1 and 2 below (collectively referred to herein as the "Net Value")

                  1. After the first full calendar year of the Term, an amount equal to the value of the time for Landlord Content (including, without limitation, Landlord Events, but any sums received from the sponsor by Tenant for advertising time shall be included under (i) above) aired on the Screen).

                  2. After the first full calendar year of the Term, the value of all consideration other than money promised or received to parties other than Landlord, including, without limitation, trade-outs and bartering valued at normal hourly rates then charged but only up to the total value of (1) above for such year.

         (b) Items 1 through 3 below up to three percent (3%) of the total Gross Revenue and item 4 below up to twenty-two and one-half percent (22.5%) of total Gross Revenue.

                  1. Interest, service or sales carrying charges or other charges, however denominated, paid by customers for the extension of credit on sales, provided such is in excess of the purchase price, and further provided said amount shall not exceed one percent (1%) of Tenant's Gross Revenue for the applicable Lease Year.

                  2. To the extent previously reported as Gross Revenue, those amounts written off by Tenant (not exceed one-half of one percent (0.5%) of Tenant's Gross Revenue for the applicable Year) due to dishonored checks and/or bad debts, provided such shall be included to the extent later recovered.

                  3. Refunds or allowances made on merchandise, goods, advertising, promotional space or services claimed to be defective or unsatisfactory, provided they shall have previously been included in Gross Revenue.

                  4.       Sales and marketing commissions.



                                    ARTICLE 4

                   PAYMENT OF RENT, RENT TAXES AND PRORATIONS

         A. RENT AND RENT TAXES. Minimum Rent, Percentage Rent and Taxes and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease are sometimes herein referred to collectively as "Rent", and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid without any prior demand or notice therefor, and shall in all events be paid without any deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein or otherwise respecting this Lease or any other document entered into in connection herewith. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

         B. PRORATIONS. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Minimum Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Minimum Rent is scheduled to increase under Article 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively.

                                    ARTICLE 5

                                      TAXES

         A. TAXES. Tenant shall pay Landlord an amount equal to the excess, if any, of the Taxes for any Lease Year over the Taxes for the calendar year 1997 (the "Base Year") which are directly attributable to the presence of the Screen on the Building or the business conducted on the Premises involving the Screen. Taxes shall be paid to Landlord within thirty (30) days of Landlord delivery of a Statement detailing the amount owed by Tenant and which includes a true, correct and complete copy of the applicable tax bill.

         B. FINALITY OF STATEMENTS. Unless Tenant takes exception to any Statement by written notice to Landlord within thirty (30) days after Landlord provides such Statement and a copy of the tax bill to Tenant, such Statement shall be considered final and binding on Tenant. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this Paragraph. If Tenant takes exception to any matter contained in any Statement as provided herein, Landlord and Tenant shall submit the matter to binding arbitration in accordance with the rules of the American Arbitration Association in Atlanta, Georgia, whose ruling as to the proper amount shall be final and binding as between Landlord and Tenant. Tenant shall promptly pay the cost of any such proceeding unless the ruling from such proceeding determines that Tenant was over-billed by more than 2%. Pending resolution of any such exceptions, Tenant shall pay Tenant's Taxes in the amount determined by Landlord, subject to adjustment between the parties after any such exceptions are resolved.

         C. GENERAL MATTERS. So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments and Landlord reserves the right to change to a full accrual system of accounting. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes.


                                    ARTICLE 6

                      CONDITION OF PREMISES; TENANT'S WORK

         Except as expressly otherwise set forth in this Lease, Tenant agrees to accept the Premises, Center, the Building (including the roof) and any Systems and Equipment serving the Premises "as is," without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Tenant shall on or before the Commencement Date: (i) perform work to the Premises and certain portions of the Building, install a structure (the "Structure") which will support a full motion, LSVD screen (the "Screen"), install the Screen, and install equipment necessary to operate the Screen (the "Ancillary Equipment"), all in accordance with the other provisions of this Lease, including, without limitation, Article 7, and the Rules ("Tenant's Initial Work"), and (ii) begin operating the Screen in compliance with all provisions of this Lease, including, without limitation,
Article 8. During any period that Tenant shall be permitted or required to enter the Premises prior to the Commencement Date (to plan or perform Tenant's Initial
Work), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent (other than such charges as Landlord may impose under Article 7). Within thirty (30) days of the completion of Tenant's Initial Work, Tenant will provide Landlord with copies of paid invoices for the cost of purchasing and installing the Structure, the Screen, and the Ancillary Equipment, not to include any work performed on the roof or structure of the Building ("Tenant's Verified Costs").

         The Landlord hereby grants to Tenant a revocable, non-exclusive license (subject to the provisions of Article 12 hereof) over the Roof Common Areas, as hereinafter defined, for the purpose of (i) ingress and egress during the performance of Tenant's Work; ingress and egress during the term for the use and operation of the Premises and performance of Tenant's maintenance and repair obligations under the Lease; and (ii) for the installation maintenance and use of utility lines to serve the Premises. Landlord shall permit Tenant twenty-four hour a day, seven day a week access to the Roof Common Areas for the purposes permitted hereunder. Landlord reserves the right to enter the Premises, without notice, at any time for the purpose of inspecting same, or of making repairs, additions, or alterations to the Building, and to exhibit the Roof Common Areas or the Premises for any reason not inconsistent with Tenant's rights hereunder. In connection with exercising such rights, Tenant shall, upon request, and if reasonably necessary, temporarily disconnect or move the Ancillary Equipment. If Tenant does not disconnect or move the Ancillary Equipment after Landlord's request or in the event of an emergency, Landlord may disconnect the Ancillary Equipment without liability to Tenant. The exercise by Landlord of any of its rights under this Paragraph shall not be deemed an eviction or disturbance of Tenant's use of the Roof Common Areas or the Premises, provided and on the condition that Landlord exercises such rights in such a manner as to reasonably endeavor to minimize the disruption of Tenant's business.


                                    ARTICLE 7

                      TRADE FIXTURES, ALTERATIONS AND LIENS

         A. APPROVAL. Tenant shall not attach any fixtures, equipment or other items to the Premises, the Building, the Center or make any additions, changes, alterations or improvements to the Premises, the Building, the Systems and Equipment serving the Building, or the Center including without limitation Tenant's Initial Work described in Article 6 and Exhibit B hereto (all such work referred to collectively herein as the "Work"), without the prior written consent of Landlord. Landlord reserves the right to withhold consent in Landlord's sole discretion for Tenant's Initial Work or any Work including, without limitation, that affecting the structure, safety or security of the Center, the Building, or Premises, the Systems and Equipment, or the appearance of the Premises or the Building. Landlord hereby consents to Tenant's Initial Work. Plans and specifications shall be submitted to Landlord for approval in accordance with the following terms:

                  (a) All prints and drawing information, and other materials to be furnished by Tenant as required hereinafter, shall be delivered to Landlord in care of Urban Retail Properties, Co., 900 N. Michigan Avenue, Suite 1300, Chicago, IL 60611,
                  Attention: Tenant Coordinator, or such different address as Landlord may designate to Tenant form time to time. Tenant's preliminary drawings and specifications are herein referred to as the "Preliminary Drawings" and Tenant's final drawings and specifications are herein referred to as the Working Drawings". The Preliminary Drawings and Working Drawings are sometimes referred to herein as the "Drawings".

                  (b) Tenant shall, at is sole expense, utilize the services of the architectural firm of Cooper, Carry and Associates, Inc. to prepare all Drawings. All Drawings shall be submitted to Landlord for approval in the form of one (1) set of reproducible sepia prints and one (1) set of blueline prints., Tenant shall, with the Drawings, furnish sample boards indicating materials, color selections and finished to be used. Tenant shall also submit to Landlord such further information on tenant's planned electrical and mechanical usage at the Premises as requested by Landlord (herein referred to as "Mechanical/Electrical Design Submittal Forms"). Tenant shall accurately indicate on the Plans any existing equipment or conditions that Tenant proposes to reuse.

                  (c) Tenant shall submit the Preliminary Drawings promptly, and in no event later than four (4) weeks after the date hereof. The Preliminary Drawings shall show a general rendering of the work Tenant intends to perform. With the Preliminary Drawings Tenant shall submit a color rendering of Tenant's proposed work with specifications of materials to be used. Landlord shall use reasonable efforts to send notification to Tenant that it approves or disapproves the Preliminary Drawings within thirty (30) days after receipt thereof. If Landlord disapproves, Tenant shall within ten (10) days after receipt of Landlord's disapproval, send Landlord revised Preliminary Drawings addressing Landlord's comments. This procedure shall be repeated until LANDLORD has approved the Preliminary Drawings. Landlord may give approval "as noted" in which event the changes noted by Landlord shall be deemed incorporated in the Preliminary Drawings; provided, if Tenant notifies Landlord within five (5) days thereafter that is does not accept said changes, then the Preliminary Drawings shall be deemed disapproved on account of the changes Landlord had requested.

                  (d) Within fourteen (14) days after Landlord approves the Preliminary Drawings, but in no event later than eight(8) weeks prior to the Commencement Date, Tenant shall submit the Working Drawings. The Working Drawing shall include detailed final drawings for architectural, electrical, mechanical, sprinkler and plumbing and all other work to be performed by Tenant and shall be prepared consistent with the approved Preliminary Drawings. Landlord shall use reasonable efforts to sent notification to Tenant that it approves or disapproves of the Working Drawings within thirty (30) days after receipt thereof. If Landlord disapproves, Landlord shall specify the reasons for the disapproval. If Landlord disapproves, Tenant shall have twenty-one (21) days after receipt of Landlord's disapproval to send Landlord revised Working Drawings. Landlord may give approval "as noted" in which event the changes noted by Landlord shall be deemed incorporated in to the Working Drawings; provided, if Tenant notifies Landlord within five (5) days thereafter that is does not accept said changes, then the Preliminary Drawings shall be deemed disapproved on account of the changes Landlord had requested.

                  (e) The approval by Landlord or Landlord's agent of any Drawings or of Tenant's Work shall not constitute an implication, representation or certification by Landlord or Landlord's agent that either the said Drawing of Tenant's Work is accurate, sufficient, efficient or in compliance with insurance and indemnity requirement, or any Laws, including but not limited to the code and the Americans with Disabilities Act, the responsibility for which belongs solely to Tenant.

                  (f) In the instances where multiple standards and requirements apply with respect to Tenant's Work, the strictest of such standards and/or requirements shall control unless prohibited by applicable Law.

                  (g) Upon completion of Tenant's Work and before Tenant begins its operations at the Premises, Tenant shall submit to Landlord written proof from Landlord's insurance underwriter that the fully installed fire suppression system was approved by said underwriter, and that Tenant shall submit to Landlord and Landlord's insurance underwriter copies of all material and test certificates.

         B. CONDITIONS. Landlord reserves the right to impose requirements as a condition of such consent or otherwise in connection with the Work, including without limitation, requirements that Tenant: (i) submit for Landlord's prior written approval detailed plans and specifications prepared by licensed and competent architects and engineers, (ii) submit for Landlord's prior written approval the names, addresses and background information concerning all contractors, subcontractors and suppliers, (iii) obtain and post permits, bonds, and additional insurance, (iv) submit contractor, subcontractor and supplier lien waivers, and (v) comply with such other requirements as Landlord may impose concerning the manner and times in which such Work shall be done and other aspects of the Work. Landlord may require that all Work be reviewed and inspected by Landlord's for compliance with previously approved plans and specifications. Landlord's consent or supervision, shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with any Laws. Landlord's approval shall be deemed to have given if Landlord does not notify Tenant in writing specifying Landlord's objections in reasonable detail within seven (7) business days of Landlord's receipt of a request for approval from Tenant.

         C. PERFORMANCE OF WORK. All Work shall be performed: (i) in a thoroughly first class, professional and workmanlike manner, (ii) only with materials that are new, high quality, and free of material defects, (iii) strictly in accordance with plans and specifications approved by Landlord in advance in writing, (iv) so as not to adversely affect the Systems and Equipment or the structure of the Center, (v) diligently to completion and so as to reasonably minimize possible interference with other tenants and the operation of the Center, (vi) so as not to void or invalidate any warranty Landlord may have on the Building's roof, and (vii) in compliance with all Laws and other provisions of this Lease, including without limitation, Exhibit B and the Rules attached hereto as Rider One. If Tenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, and Tenant fails to cure such failure within 48 hours (or, if such cure reasonably takes longer than 48 hours to complete, then if Tenant fails to commence to cure such failure within such 48 hour period or thereafter fails to diligently pursue such cure to completion) after notice by Landlord (except that notice shall not be required in emergencies), Landlord shall have the right to stop the Work until such failure is cured (which shall not be in limitation of Landlord's other remedies and shall not serve to abate the Rent or Tenant's other obligations under this Lease).

         D. LIENS. Tenant shall keep the Center, the Building, Premises and this Lease free from any mechanic's, materialman's or similar liens or encumbrances, and any claims therefor, in connection with any Work. Tenant shall give Landlord notice at least two (2) business days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such claim, lien or encumbrance by bond or otherwise within twenty (20) days after notice by Landlord. If Tenant fails to do so, Landlord may pay the amount or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Center, the Building, or Premises to any such notices, liens or encumbrances whether claimed by operation of statute or other Law or express or implied contract. Any claim to a lien or encumbrance upon the Center, the Building, or Premises arising in connection with any Work shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Center, the Building, and Premises.

         E. LANDLORD'S FEES AND COSTS. Tenant shall pay Landlord a reasonable fee to cover Landlord's out-of-pocket costs, including the cost of any outside engineer, architect or consultant, in reviewing Tenant's plans and specifications and performing any review and inspection of the Work, and such fees as Landlord may reasonably impose for utilities, trash removal, temporary barricades and other matters in connection with the Work, or such fees therefor (if any) set forth in Exhibit B hereto.


                                    ARTICLE 8

                                USE REQUIREMENTS

         A. USE. Tenant shall use the Premises for the purpose of installing, maintaining, repairing and using a full motion, large screen video display (LSVD) screen (the "Screen") to advertise promotions, products, services, exhibits, events, and attractions and for no other purpose whatsoever, subject to and in compliance with all other provisions of this Lease, including without limitation the Rules attached as Rider One hereto. No portion of the Premises other than the Screen will be used for advertising or promotion purposes (except to house the Ancillary Equipment, and except for the "Sony", and "DETV" logos on the Screen). No audio (other than low frequency FM band radio transmissions) will be broadcast or played from the Screen or any Ancillary Equipment except with Landlord's prior written approval , which approval Landlord may unreasonably withhold. Tenant shall comply with all Laws relating to the Premises and Tenant's use thereof, including, without limitation, health, safety and building codes, and any permit or license requirements. Landlord makes no representation that the Premises are suitable for Tenant's purposes.

         Tenant shall (i) conduct its business and operate the Screen at all times in a first-class, professional and businesslike manner consistent with reputable business standards and practices, and such that a high reputation of the Center is developed and enhanced; (ii) shall operate its business and the Screen continuously, actively and diligently in a good faith manner designed to maximize Gross Revenue; (iii) diligently solicit advertisers and conduct all advertising arrangements for the Screen; and (iv) comply with all applicable federal, state, county, municipal statutes, ordinances and regulations, including without limitation, any licensing, bonding, and permit requirements.

         No advertisement, promotional material, or other material displayed on the Screen ("Content") is to include any advertising or promotion for tobacco products, illegal drugs, or any products which may not legally be sold within the City of Atlanta, Fulton County, or the State of Georgia. The following will not be displayed on the Screen: (i) Content not acceptable for airing by a majority of the major television or radio broadcasters in the Atlanta, Georgia media market; (ii) Content containing or depicting any matter which could be reasonably considered obscene, immoral or offensive to the majority or a substantial minority of the citizens of Atlanta, Georgia, or shoppers or occupants of the Center; (iii) Content which the Landlord determines in its sole discretion, presents an unreasonable risk of (a) physical injury or property damage to the Center, its tenants, or its invitees; or (b) harm to the business or reputation of the Center or its tenants; or (iv) advertisements or promotional material for any shopping centers (such as, for example, Lenox Square Mall) or shopping areas (such as, for example, CNN Center, or Peachtree Center) other than Underground Atlanta. In any dispute involving these provisions, between Tenant and Landlord's managing agents at the Center, Landlord, by and through its President (or Vice President in their absence) shall make the initial decision or determination (subject, however, to the right of Tenant to bring legal action challenging such determination, wherein the court shall make its own determination of whether such Content is permitted pursuant to the standards set forth in this Article 8) and Tenant will immediately take all necessary action to prevent any disapproved Content from being displayed on the Screen (other than Landlord provided Content) unless and until a court determines that such Content is permitted to be displayed pursuant to the standards set forth in this Article 8. If, as a result of any Content displayed on the Screen (other than Landlord Content), the Landlord incurs actual increased costs (due to disruptive or destructive behavior of persons viewing the Screen) relating to security, maintenance or repair, the Tenant will promptly reimburse Landlord for such expenses. All continuous programming feeds longer than thirty (30) minutes in length must receive Landlord's written consent prior to it being displayed on the Screen, which consent may be withheld or conditioned in Landlord's sole discretion (but such decision will not be unreasonably delayed) and may be conditioned on Tenant's agreement to pay additional costs anticipated as a result of such airing. Tenant shall give Landlord notice of any such special event programming at least forty-eight (48) hours in advance of display on the Screen. Landlord shall respond to Tenant within forty-eight (48) hours (but in no event sooner than the next business day) after Tenant's notice. If Landlord fails to respond within such forty-eight
(48) hour period, Landlord shall be deemed to have approved such special event programming. Notwithstanding the foregoing, Landlord and Tenant agree that circumstances may arise from time to time when the waiver of the advance consent provisions is mutually beneficial to Landlord and Tenant in order to facilitate airing programming in excess of thirty (30) minutes, and in such event, Landlord and Tenant agree to act in good faith and with reasonable promptness to accommodate the airing of such programming. In the event Tenant defaults on any of its obligations under any portion of this Section of the Lease, Landlord, at its option, may, upon facsimile and telephonic notice to Tenant (as set forth in the emergency notification instructions set forth in Exhibit C attached hereto and incorporated herein by this reference), immediately exercise its right of self-help and cut-off Tenant's access to utilities in order to prevent further airing of disapproved Content until Landlord receives reasonable assurance from Tenant that no disapproved Content will be aired.

         By no later than 12:00 noon each Friday during the Term, Tenant will provide Landlord with a schedule of all programming for the Screen then committed for the upcoming (Monday-Sunday) week and will provide timely updates to reflect any changes. Tenant will, on a monthly basis, provide Landlord with a list of all sponsors or advertisers who have agreed to use the Screen on a long term basis. Tenant shall also keep and maintain at the address shown at the beginning of this Lease a video tape of all Content displayed on the Screen for a period of not less than four (4) business days after display and Tenant shall make any tape(s) of Content maintained by Tenant available to Landlord during regular business hours upon four (4) hours notice.

         Tenant shall not use the Premises, the Structure, the Screen or the Ancillary Equipment so as to interfere in any way (except as is consistent with the intended use of low frequency FM band radio transmissions) with the ability of other occupants of the Building or the Center to receive radio, television, telephone, microwave, short-wave, long-wave or other signals of any sort, nor so as to interfere with the use by Landlord or such occupants of electric, electronic or other facilities, equipment, appliances, personal property and fixtures, nor so as to interfere in any way with the use of antennae, satellite dished or other electronic or electric equipment or facilities currently or hereafter located on the Roof Common Areas or any other floor or area of the Building or the Center. Tenant shall not use the Premises in any way so as to increase Landlord's insurance payments except as is consistent with the installation of the Screen and Ancillary Equipment (in accordance with approved plans ans specifications) and the use thereof contemplated in this Lease, and at Landlord's option, shall pay such increases. The location of the Ancillary

Equipment shall be subject to Landlord's advance written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant will be permitted to air Content originated from a camera (or cameras) mounted on the light tower located on the fountain plaza.

         B. TCCC AGREEMENT. Tenant acknowledges that it is aware of the Agreement dated 16 February 1989 (the "TCCC Agreement")by and between, among others, Landlord and The Coca Cola Company ("TCCC") is a true and correct copy of which is attached to this Lease as Exhibit "D" contains limitations on the advertising of beverages at the Center. Tenant covenants and agrees that it will conduct its business and use the Premises and the Screen in accordance with the TCCC Agreement as fully as if Tenant were a signatory to the TCCC Agreement.

         C. REQUIRED HOURS. Tenant agrees to continuously operate and conduct its business during the Required Hours. "Required Hours" herein shall mean 10:00 a.m. - 9:00 p.m. Monday to Sunday or such other hours as a majority of tenants in the Center are open and operating. Tenant may operate in the Premises during additional hours beyond the Required Hours, without Landlord's prior approval for the Acceptable Hours if Tenant so desires. The "Acceptable Hours" shall mean 7:00 a.m. - 12:00 midnight Monday to Sunday. If Tenant desires to operate beyond the Acceptable Hours (including but not limited to hours the center is closed during any holiday), Tenant shall first obtain Landlord's written approval (which approval may be unreasonably withheld or conditioned, but such decisions shall not be unreasonably delayed). Likewise, if Tenant desires to operate the Screen for less than the Required Hours, Tenant shall first obtain Landlord's written approval (which approval may not be unreasonably withheld, conditioned or delayed), and upon any such approval, Required Hours shall be modified in accordance therewith. Without limiting the generality of the foregoing, Landlord reserves the right to close the Center on holidays or certain hours of holidays. The Center will be closed Easter, Thanksgiving and Christmas and Landlord will give Tenant thirty (30) days written notice of any other irregular closing hours and days for the Center.

         The parties agree that Tenant's obligations to continuously operate for the Required Hours go to the essence of the parties' agreement hereunder, and that any failure to perform such obligations will result in damages to Landlord that are extremely difficult and impractical to determine and for which Landlord's remedies at law will not be adequate. Accordingly, as a fair and reasonable estimate and liquidation of Landlord's damages and not a penalty, if Tenant fails to perform its obligations under this Article to continuously operate for the Required Hours during any portion of any day of the Term other than as a result of Unavoidable Delays, Tenant shall pay Landlord as Additional Rent an amount equal to 50% of the Minimum Rent then in effect prorated on a per diem basis. Acceptance by Landlord of such liquidated damages shall not be deemed permission for Tenant to continue such violation, and shall not preclude Landlord from seeking any other remedy (other than damages) for such violation including, without limitation, specific performance or termination of this Lease or Tenant's right to possession as described in Article 22.


                                    ARTICLE 9

                              CENTER USE OF SCREEN


         At no cost or expense to Landlord, the Tenant will provide the Landlord with advertising time on the Screen for Center promotions, Center tenants (as provided for in this Lease), Center exhibits, Center events, and special Center attractions in a total amount of one (1) minute per hour per day for each day of the Term (based on the applicable operating hours of the Screen for such days). The advertising time provided to Landlord in the previous sentence will be cumulative to the extent unused, for a period of seven (7) days and such unused, cumulative advertising time may be used by Landlord only during "Available Time" as set forth below. The advertising time provided to Landlord will be at a time designated by Tenant (which decision shall be made in good faith) on a weekly basis subject, however, to the rights of paying customers of the Screen which or who have purchased time for such week (but in no event shall there be available to Landlord an aggregate of less than one minute for each hour of operation of the Screen), and provided that, except with respect to Landlord Events as set forth below and except in connection with the "Available Time", Tenant shall not be required to provide Landlord more than one (1) minute during any single hour of operation of the Screen. In addition to the foregoing time, Tenant will provide Landlord with time on the Screen equal to the lesser of (x) one (1) minute per hour during each hour of operation of the Screen, and (y) the Available Time, if any, during such hour. The time on the Screen provided pursuant to the immediately preceding sentence shall be non-cumulative. "Available Time" as used in this Article shall mean, with respect to any hour of operation of the Screen, twenty-three (23) minutes reduced by the number of minutes of such hour which have been sold to third parties by Tenant. Content for the Landlord's advertising time will be provided by the Landlord and shall be subject to all the restrictions applicable to all other Content. Landlord may arrange for sponsorship of Landlord Events (which sponsorship may include an incidental presence on the Screen) and Landlord will direct any such sponsor to the Tenant for the possible purchase of advertising time on the Screen, but otherwise, Landlord will not sell, exchange, barter, assign, sublease or otherwise transfer all or any portion of, or any interest in, the Screen time provided to Landlord pursuant to this Article 9. No portion of such time in excess of thirty (30) seconds in any one (1) minute shall be used for the advertisement or promotion (whether individually or in combination with other tenants) of any individual tenant in Underground Atlanta. In addition, the Tenant will provide the Landlord with blocks of no less than one (1) and no more than three (3) hours of time ("Landlord Events") for live display on the Screen including audio broadcast. During (and for the one (1) hour period immediately before and after) Landlord Events, Tenant will not display any Content on the Screen in conflict with the event in question and its advertisers not approved in advance by Landlord. Other than the Christmas Tree Lighting and the New Year's Eve "Peach Drop" (which will be considered Permanent Landlord Events), Landlord will be permitted to designate no more than five (5) Landlord Events per year [no more than two (2) per calendar quarter] with each Landlord Event designated no less than sixty
(60) days in advance. Landlord and Tenant will each use their best efforts to coordinate scheduling and production of the Landlord Events in accordance with the event proposal developed by the Landlord.


                                   ARTICLE 10

                                    UTILITIES

         A. UTILITIES PROVIDED BY TENANT. Tenant shall: (i) make application in Tenant's own name for all utilities not provided by Landlord;
(ii) comply with all utility company regulations for such utilities, including requirements for the installation of meters; (iii) install all utility lines and equipment (including control panels accessible by Landlord) within the Roof Common Areas as approved by Landlord; and (iv) obtain such utilities directly from, and pay for the same when due directly to, the applicable utility company. The term "utilities" for purposes hereof shall include but not be limited to electricity, gas, water, sewer, steam, fire protection, telephone and other communication and alarm services, HVAC, and all taxes or other charges thereon. Tenant shall maintain, repair and replace all such items, operate all equipment and lines required to supply such utilities, and keep the same in good working order and condition, as further provided in Article 11. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for alterations of the Premises set forth in
Article 7. Tenant shall ensure that all Ancillary Equipment and utility equipment required by this Article 10 is installed and operated at all times in a manner to prevent roof leaks, damage, or noise due to vibrations or improper installation, maintenance or operation.

         B. INTERRUPTIONS. Landlord does not warrant that any utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control. None of the same shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of such shortage, failure, variation, or interruption, including without limitation, loss of profits, business interruption or other incidental or consequential damages.

                                   ARTICLE 11

                       MAINTENANCE AND REPAIR OF PREMISES

         A. TENANT MAINTENANCE AND REPAIRS. Tenant shall keep the Premises, the Structure, the Screen, and the Ancillary Equipment in good working order, repair and condition (which condition shall also be clean, sanitary, sightly and free of pests and rodents, and which repairs shall include necessary replacements and capital expenditures and compliance with all Laws now or hereafter adopted), except to the extent provided to the contrary in Article 14 respecting casualty damage. Tenant's obligations hereunder shall include all of the Tenant's Work including any improvements to Landlord's property but not be limited to fire extinguishers and fire protection systems, and equipment and lines for water, HVAC, electrical, gas, steam, sprinkler and mechanical facilities, and other systems and equipment which serve the Premises exclusively whether located within or outside the Premises, and all alterations and improvements to the Building or the Center whether installed by Landlord or Tenant. Tenant shall also at Landlord's option perform or reimburse Landlord for any repairs, maintenance and replacements to areas of the Building (including the roof) or the Center outside the Premises caused as a result of moving any property to or from the Premises, Tenant's use of the Premises of the Roof Common Areas, or otherwise caused by Tenant, or any of its employees, agents, invitees or contractors. Any repairs or other work by Tenant hereunder shall be deemed "Work" under Article 7, and shall be subject to all of the requirements thereunder, including Landlord's prior written approval. Tenant shall provide Landlord with evidence that any Work required hereunder has been performed from time to time within five (5) days after Landlord's request therefor.

         B. HVAC MAINTENANCE. If the Premises are served exclusively by any HVAC units or other systems or equipment, Tenant shall enter annual, written maintenance contracts with competent, licensed contractors reasonably approved by Landlord. Such contracts shall include, and Tenant shall require that such contractors provide: (i) inspection, cleaning and testing at least monthly for HVAC units and semi-annually for other systems and equipment (or more frequently if required by applicable Law or if reasonably required by Landlord), (ii) any servicing, maintenance, repairs and replacements of filters, belts or other items determined to be necessary or appropriate as a result of such inspections and tests, or by the manufacturers' warranty, service manual or technical bulletins, or otherwise required to ensure proper and efficient operation, including emergency work, (iii) all other work as shall be reasonably required by Tenant, Landlord or Landlord's insurance carriers, (iv) a detailed record of all services performed, and (v) an annual service report at the end of each calendar year (upon written request from Landlord, Tenant shall provide Landlord with a copy of such annual reports). Not later than thirty (30) days prior to the Commencement Date and annually thereafter, Tenant shall provide Landlord with access to a copy of all maintenance contracts required hereunder, and written evidence reasonably satisfactory to Landlord that the annual fees therefor have been paid. Such maintenance contracts represent part of Tenant's obligations under this Article, and shall not be deemed to limit Tenant's general obligations to keep any HVAC equipment and other systems and equipment hereunder in good working order, repair and condition as further described in Paragraph A, above.

         C. LANDLORD MAINTENANCE AND REPAIRS. Except for any work performed on the Roof or the Building that is a part of Tenant's Work, Landlord shall keep the Roof Common Areas and the structural portions of the Buildings in good working order and repair, provided that Tenant shall give Landlord reasonable prior notice of the necessity for such repairs, and further provided that any damage thereto shall not have been caused by Tenant's Work or any willful misconduct or negligent act or omission of, or violation of this Lease by, Tenant or any of its employees, agents, invitees or contractors, in which event Landlord may perform or require that Tenant perform such repairs as provided above (without limiting Landlord's other remedies therefor).


                                   ARTICLE 12

                                ROOF COMMON AREAS

         A. USE OF ROOF COMMON AREAS. Tenant's license to use portions of the Roof Common Areas as set forth in Article 6 is subject to the following conditions:

         (1) The Roof Common Areas shall be used by Tenant and Tenant's employees and contractors on a non-exclusive basis in common with employees, agents, and contractors of Landlord and other tenants and parties to whom the right to use the Roof Common Areas has been or is hereafter granted. Tenant shall be permitted to place its HVAC units in the Roof Common Areas in accordance with Plans and Specifications approved by Landlord.

         (2) Except as expressly permitted, Tenant shall not directly or indirectly conduct business in the Roof Common Areas or make any use of the Roof Common Areas which interferes in any way with the use of the Roof Common Areas by other parties.

         (3) Tenant's right to use the Roof Common Areas shall terminate upon the expiration or earlier termination of this Lease, or upon the termination of Tenant's right to possession of the Premises.

         B. ROOF COMMON AREA MAINTENANCE AND CONTROL. Landlord shall administer, operate, clean, maintain and repair the Roof Common Areas, and Tenant shall pay to Landlord all of Landlord costs incurred as a result of the act or omission of Tenant, its agents, contractors, or employees in using the Roof Common Area. Landlord shall have exclusive control and management of the Roof Common Area. However, in the exercise of its rights with respect to the Roof Common Areas, Landlord shall at all times during the Term, allow Tenant an ingress and egress path from the Premises to an exit stair and access to Tenant's HVAC units.

         C. INTERRUPTION OF SERVICES OR USE. Landlord does not warrant that any services to, or any use of, the Roof Common Areas will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, labor controversies, accidents, inability to obtain services, fuel, steam, water or other utilities or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control. None of the same shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of such shortages, failures, variations or interruptions, including without limitation loss of profits, business interruption or other incidental or consequential damages. Notwithstanding the foregoing, Landlord acknowledges that certain of Tenant's equipment to be installed in the Premises or otherwise used in connection with the Screen is or may be susceptible to damage in the event electricity is disrupted or cut off, and therefore (except as a result of Unavoidable Delay or as otherwise permitted under this Lease) Landlord shall give Tenant written notice at least three (3) days in advance of any planned disruption or cut off in the provision of electricity to the Premises.

         D. DEFINITION OF COMMON AREAS. The term "Roof Common Areas" herein means those areas of the roof of the Building cross-hatched on Exhibit "A".

                                   ARTICLE 13

                  INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS

         A. REQUIRED INSURANCE. Tenant shall maintain during the Term: (i) commercial general liability insurance, with a contractual liability endorsement covering Tenant's indemnity obligations under this Lease, and with limits of not less than $3,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) per occurrence, (ii) workers' compensation insurance as required by statute, and employer's liability insurance in the amount of at least $500,000 per occurrence, and (iii) all-risk" property damage insurance covering Tenant's inventory, personal property, business records, furniture, floor coverings, fixtures and equipment, and all Work installed by Tenant for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, explosion, business income and extra expense, and water damage of any type, including sprinkler leakage, bursting and stoppage of pipes. All insurance required hereunder shall be provided by responsible insurers rated at least A and 10 in the then current edition of Best's Insurance Guide and shall be licensed in the State of Georgia. Tenant's property damage insurance shall include full replacement cost coverage and the amount shall satisfy any coinsurance requirements under the applicable policy. Tenant's insurance shall be primary, and any insurance maintained by Landlord or any other additional insureds hereunder shall be excess and non-contributory. Landlord shall have the right, not more than once every five (5) years, to reasonably increase the amount or expand the scope of insurance to be maintained by Tenant hereunder from time to time.

         B. CERTIFICATES, SUBROGATION AND OTHER MATTERS. Tenant shall provide Landlord with ACCORD-27 (or equivalent) certificate(s) evidencing the coverage required hereunder (and, with respect to liability coverage showing Landlord and Landlord's managing agent for the Center and others designated by Landlord as additional insureds, and with respect to leasehold improvements showing Landlord as an additional named insured). Tenant shall provide such certificates prior to the Commencement Date or Tenant's possession of the Premises or construction of improvements therein (whichever first occurs). Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Such certificates shall state that the coverage may not be changed or canceled without at least thirty (30) days' prior written notice to Landlord. The parties mutually hereby waive all rights and claims against each other for all losses covered by their respective insurance policies, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed so that such waivers of subrogation shall not affect their respective rights to recover thereunder.

         C. WAIVER OF CLAIMS. Except for claims arising from Landlord's intentional or grossly negligent acts that are not covered by Tenant's insurance hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, fire or other casualty, (iv) the Center, Premises, Systems or Equipment being defective, out of repair, or failing, and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including without limitation, other tenants, contractors and invitees at the Center. To the extent that Tenant is required to or does carry insurance hereunder, Tenant agrees that Tenant's property loss risks shall be borne by such insurance, and Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies.

         D. LANDLORD'S INSURANCE. Landlord shall maintain during the Term insurance on Landlord's buildings in the Center against fire and such other risks as may be included in extended coverage insurance form time to time available in an amount not less than eighty percent (80%) of the full insurance replacement value of Landlord's buildings in the Center.


                                   ARTICLE 14

                                 CASUALTY DAMAGE

         A. RESTORATION BY LANDLORD. If the Building shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to repair the Building, except that Landlord's obligation to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any Landlord's Work under Exhibit B hereto shall be subject to any governmental requirements or requirements of any Lender and such Lender's right to control, apply or withhold such insurance proceeds. Landlord shall not be liable for any inconvenience or annoyance to Tenant, or injury to Tenant's business resulting in any way from such damage or the repair thereof.

         B. RESTORATION BY TENANT. If Landlord repairs the Building as provided herein, Tenant shall repair and replace Tenant's Work, all items required to be insured by Tenant hereunder, and all other items required to restore the Premises to the condition required under Article 11 of this Lease. Tenant shall commence such work within ten (10) days following substantial completion by Landlord of any repairs required by Landlord hereunder and shall proceed diligently therewith to completion. Tenant's work hereunder shall constitute "Work" under Article 7 and shall be subject to all of the provisions thereof.

         C. ABATEMENT OF RENT. Landlord shall allow Tenant an abatement of Minimum Rent from the date of the casualty through the date that Landlord substantially completes Landlord's repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant, its agents, employees, invitees, Transferees and contractors), provided such abatement shall apply only to the extent the Premises are untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof.

         D. TERMINATION OF LEASE. Notwithstanding the foregoing to the contrary, Landlord may elect to terminate this Lease, if the Building is materially damaged by Tenant or any other occupant of the Building, or any of their agents, employees, invitees or contractors, or if the Center is damaged by fire or other casualty or cause such that: (a) more than 25% of the Building is affected by the damage and Landlord elects not to repair the damage, (b) the damage occurs less than one year prior to the end of the Term, (c) any Lender requires that the insurance proceeds or any portion thereof be applied to the Mortgage debt (or terminates the ground lease, as the case may be), or the damage is not fully covered by Landlord's insurance policies, or (d) in Landlord's reasonable opinion, the cost of the repairs, alterations, restoration or improvement work would exceed 25% of the replacement value of the Building or of the portion thereof owned or ground leased by Landlord (whether or not the Premises are affected) and Landlord elects not to repair the damage. In any such case, Landlord may terminate this Lease by notice to Tenant within 120 days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Premises). Tenant agrees that Landlord's obligation to restore, and the abatement of Rent provided herein, shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate this Lease by reason of damage to the Premises or Center.


                                   ARTICLE 15

                                  CONDEMNATION

         If any portion of the Building shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use ("Condemnation"), including any temporary taking for a period of one year or longer, this Lease shall terminate on the date possession for such use is so taken. The parties further agree that if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant's unexpired leasehold estate or any other claim and waives any right to participate therein, except that Tenant shall have the right to file any separate claim available to Tenant for moving expenses and any taking of the Screen, the Ancillary Equipment and Tenant's personal property, provided such award is separately payable to Tenant and does not diminish the award available to Landlord or any Lender.


                                   ARTICLE 16

                              RETURN OF POSSESSION

         At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall surrender possession of the Premises in good repair, and otherwise in the condition required under Article 11, and shall ensure that all personal property (and all property above the roof line) has been removed therefrom (subject to Article 36) and that any damage caused thereby (including, without limitation, any damage to the roof or roof system) has been repaired. All fixtures and improvements on the roof installed by Tenant (including but not limited to the Screen and the Ancillary Equipment) shall be and remain the property of Tenant. Tenant shall permit Landlord the opportunity to purchase such fixtures and improvements (exclusive of the Screen and the Ancillary Equipment) at the end of the term (or upon the earlier termination of this Lease or Tenant's right to possession) at a price to be mutually agreed upon by Landlord and Tenant. In the event Landlord and Tenant do not agree on a price, Tenant shall remove the same at the end of the term (or upon the earlier termination of this Lease or Tenant's right to possession). All improvements to the structure of the Building or the roof, whether installed by Tenant or Landlord, shall be

Landlord's property and shall remain, all without compensation, allowance or credit to Tenant. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises as required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord hereunder may be handled, discarded or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All such property shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. If Landlord arranges for storage of any such property, Landlord shall have a lien against such property for costs incurred in removing and storing the same.


                                   ARTICLE 17

                                  HOLDING OVER

         Tenant shall pay Landlord 150% of the amount of Rent then applicable prorated on a per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain a tenant at sufferance, bound to comply with all provisions of this Lease until Tenant vacates the Premises). Landlord shall have the right, at any time after expiration or earlier termination of this Lease or Tenant's right to possession, to reenter and possess the Premises and remove all property and persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable Laws.


                                   ARTICLE 18

               SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

         This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Center, and all other encumbrances and matters of public record applicable to the Center, including without limitation, any reciprocal easement or operating agreements, covenants, conditions and restrictions (and Tenant shall not act or permit the Premises to be operated in violation thereof); provided Tenant shall not be required to subordinate to a Mortgage that is entered into after the date of this Lease unless Tenant is furnished with a non-disturbance agreement from the Lease on Lender's standard form or in a form which is otherwise acceptable to the Lender, provided furnishing such non-disturbance agreement shall not be a condition to Tenant's subordination to the Mortgagee if Tenant is in default. Landlord shall use reasonable efforts to facilitate negotiations between Tenant and the City of Atlanta concerning a non-disturbance agreement in Tenant's favor in accordance with Section 10.06 of the Commercial Facilities Sublease as such is more fully defined in Rider Two. If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party and to execute and deliver any commercially reasonable instruments necessary or appropriate to evidence or effectuate such attornment. In the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the name and address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been so provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Center by power of sale or judicial action). The provisions of this Article shall be self-operative; however, Tenant shall execute such commercially reasonable documentation as Landlord or any Lender may request from time to time in order to confirm the matters set forth in this Article in recordable form. To the extent not expressly prohibited by Law, Tenant waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant's obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed.


                                   ARTICLE 19

                              ESTOPPEL CERTIFICATE

         Tenant shall from time to time, within fifteen (15) days after written request from Landlord, execute, acknowledge and deliver a statement: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or if this Lease is claimed not to be in force and effect, specifying the ground therefor) and the dates to which the Minimum Rent, Percentage Rent and other charges hereunder have been paid, and the amount of any Security Deposit, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) certifying such other matters as Landlord may reasonably request, or as may be reasonably requested by Landlord's current or prospective Lenders, insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be deemed to have agreed with the matters set forth therein.


                                   ARTICLE 20

                            ASSIGNMENT AND SUBLETTING

         A. TRANSFERS. Tenant acknowledges that Landlord has entered this Lease in order to obtain the unique attraction of Tenant's expertise, the unique attraction associated with Tenant's business and the unique combination of Tenant's apparent operating expertise and financial integrity, except as may be provided in Article 36, Tenant shall not, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion: (i) assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Screen or the Premises or any part thereof, or extend, renew or modify any sublease, or (iii) permit the use of the Premises by any parties other than Tenant and its employees, whether as licensee, concessionaire, franchisee or otherwise (all of the foregoing are hereinafter referred to collectively as "Transfers" and any party to whom any Transfer is made or sought to be made is hereinafter referred to as a "Transferee"). Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect (which shall not be in limitation of Landlord's other remedies). Whether or not Landlord grants consent, Tenant shall pay $750.00 towards Landlord's review and processing expenses, as well as any reasonable legal fees incurred by Landlord in connection therewith.

         B. RECAPTURE. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving notice to Tenant within thirty (30) days after receipt of Tenant's notice of any proposed Transfer, to recapture the Premises. Such recapture notice shall cancel and terminate this Lease as of the date stated in Tenant's notice as the effective date of the proposed Transfer, unless Tenant revokes Tenant's notice of proposed Transfer by notice to Landlord within ten (10) days after Landlord's notice of recapture.

         C. INCREASE IN MINIMUM RENT. If Landlord consents to a Transfer, the monthly Minimum Rent shall be increased on the effective date of the Transfer to the greater of: (i) an amount equal to the average total monthly

Minimum Rent and Percentage Rent payable by Tenant during the thirty-six (36) months prior thereto (or such shorter period as may have occurred since the Commencement Date)

         D. CERTAIN TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include the following, whether accomplished directly or indirectly: (a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, in the aggregate on a cumulative basis, or the dissolution of the partnership, (b) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the: (i) dissolution, merger, consolidation or other reorganization of Tenant, (ii) sale or other transfer of more than a cumulative aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or (iii) sale, mortgage, hypothecation or pledge of more than a cumulative aggregate of 50% of Tenant's net assets; (c) if Tenant is a limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the members, or a transfer of a majority or controlling portion of economic or voting interest, in the aggregate or a cumulative basis, or the dissolution of the limited liability company other than in connection with the formation of a corporation controlled by the persons or entities then controlling such limited liability company and the transfer of this Lease to, or the merger of such limited liability company into, such corporation. Notwithstanding the foregoing to the contrary, the term "Transfer" shall specifically exclude, and no transfer of a majority or controlling portion of economic or controlling interest or of voting shares of Tenant shall occur or be deemed to have occurred on account of, the offering of voting stock to the public pursuant to a registered securities offering, the transfer of voting stock on a national securities exchange or through the NASDAQ national market system, or the transfer of voting stock to Tenant's employees pursuant to a bona fide employee stock ownership plan.


                                   ARTICLE 21

                           RIGHTS RESERVED BY LANDLORD

         Except to the extent expressly limited herein, Landlord reserves full rights to control the Center (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

         A. ACCESS TO PREMISES. Landlord and its authorized representatives may: (i) inspect the Premises, (ii) exhibit the Premises to current and prospective tenants, purchasers, lenders, insurers, governmental authorities, and brokers, (iii) enter or permit entry to the Premises in emergencies or for any other reasonable purpose, or for the purpose of exercising any other rights or remedies expressly granted or reserved to Landlord under this Lease or applicable Law, or to make any repairs, maintenance, improvements or alterations, or other work in or about the Center, and (iv) in connection therewith, erect scaffolding and temporary barricades and take into, upon or through the Premises, materials required to perform the same, and if reasonably required, move Tenant's leasehold improvements, fixtures, property and equipment. However, in connection with entering the Premises to exercise any of the foregoing rights, Landlord shall take reasonable steps to minimize any interference with Tenant's business, and following completion of the work, return Tenant's leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible.

         B. RESERVED AREAS. Landlord reserves all rights to use (or grant other parties the right to use) and Tenant shall have no right, title or interest in: (i) the roof of the Center other than the Premises and the Roof Common Areas, (ii) exterior non-storefront portions of the Premises (including, without limitation, demising walls and outer walls of the area of the Center in which the Premises are located), (iii) air rights above the Premises and rights to the Building and improvements below the level of the Premises, and (iv) areas within the Premises necessary for utilities, services, safety and operation of the Center that will not materially interfere with Tenant's use of the Premises, including the Systems and Equipment, and fire stairways. If the Premises does not contain a suspended ceiling, the Premises shall extend vertically to the height where, in Landlord's reasonable opinion, a suspended ceiling would otherwise exist, and Landlord reserves the right to install a suspended ceiling and use the area thereabove. In the exercise of its rights under this Section, Landlord shall use reasonable efforts not to deny on a permanent basis reasonable visibility of the Screen from the Common Areas of the Center.

         C. ACCESS TO CENTER. Landlord may prevent or restrict access to the Center or designated portions thereof by such security procedures as Landlord may from time to time impose on days and hours when the Center is, or portions thereof are, closed for business to the public. Landlord reserves the right to control, prevent access by and remove, any person whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Center, or who in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs.

         D. EMERGENCY CLOSINGS. Landlord shall have the right (but not the obligation) to limit or prevent access to all or any portion of the Center, shut down elevator and escalator service, activate emergency controls or procedures, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of tenants or other occupants of the Center or the protection of the Center or other property located thereon or therein, in case of fire or other casualty, riot or other civil disorder, strike or labor unrest, public excitement or other dangerous condition, or threat thereof.

         E. OTHER TENANTS. Landlord reserves the right to lease any portion of the Building (including the Roof Common Areas) or the Center to such other tenants as Landlord, in Landlord's sole discretion, deems appropriate, whether or not engaged in the same or similar business for which Tenant is permitted to use the Premises under this Lease. In the exercise of its rights under this Section, Landlord shall use reasonable efforts not to deny on a permanent basis reasonable visibility of the Screen from the Common Areas of the Center. Tenant acknowledges that Landlord has made no representations as to the presence of any specific tenant or number or types of tenants at the Center as of or after the Commencement Date, hours or days that such other tenants shall or may be open for business, or gross sales which may be achieved by Tenant or any other tenants at the Center. A vacation or abandonment of its premises or cessation of business in the Center by any other tenant or occupant shall not release or excuse Tenant from Tenant's obligations under any provision of this Lease.

         F. CHANGES TO THE CENTER. Landlord reserves the right to: (i) change the name of the Center and the address or designation of the Premises or the building in which the Premises are located, (ii) install, maintain, alter and remove signs on or about the exterior and interior of the Center, (iii) add land, easements or other interests to or eliminate the same from the Center, and grant easements and other interests and rights in the Center to other parties,
(iv) add, alter, expand, reduce, eliminate, relocate or change the shape, size, location, character, design, appearance, use, number or height of any permanent or temporary buildings, structures, improvements, surface parking, subterranean and multiple level parking decks, kiosks, planters, pools, waterfalls, parking areas, driveways, landscaped areas and other Common Areas, change the striping of parking areas and direction and flow of traffic, and convert Common Areas to leasable areas and leasable areas to Common Areas, (v) enclose any mall or other area, or remove any such enclosure, or add one or more additional levels or stories to the Center or any portion thereof, whether or not the Premises are contained therein, and add structural support columns that may be required within the Premises or Common Areas, (vi) relocate any HVAC equipment serving the Premises installed on the roof or other area outside the Premises if Landlord constructs an additional story or level or otherwise alters the Center, and (vii) in connection with the foregoing matters, or with any other inspections, repairs, maintenance, improvements or alterations in or about the Center, or as a result of any casualty, incident, strike, condemnation, act of God, Law or governmental requirement or request, or any other cause, erect scaffolding, barricades, and other structures reasonably required in, or otherwise close, Common Areas or portions thereof, including but not limited to public entry ways and areas, restrooms, stairways, escalators, elevators and corridors. In the exercise of its rights under this Section, Landlord shall use reasonable efforts not to deny on a permanent basis reasonable visibility of the Screen from the Common Areas of the Center. However, in connection with exercising such rights, Landlord shall: take reasonable steps to minimize or avoid any denial of access to the Premises except when necessary on a temporary basis. In the event the City of Atlanta constructs a building on any adjacent property that obstructs the view of the Screen from the fountain plaza of the Center, Tenant shall have the right to terminate this Lease upon ninety (90) days prior written notice to Landlord and this Lease shall terminate on the expiration of such ninety (90) day period. If

Tenant so terminates this Lease, Tenant shall remove the Screen and the Ancillary Equipment on or before such ninetieth (90th) day.

         G. TERMINATION OR RELOCATION. Landlord reserves the right to terminate this Lease or relocate Tenant if Landlord determines that such termination or relocation is required in order to demolish the Building for use of the site for the development of an aquarium or other major attraction requiring demolition of the Building; provided Landlord shall give Tenant at least one hundred eighty (180) days' prior notice. If Tenant relocates pursuant to this Section, Landlord and Tenant shall immediately execute a written instrument extending the Lease Term for an additional five (5) years. Landlord shall be responsible for Tenant's reasonable moving and construction costs in connection with any relocation. If the new Premises is unsuitable for Tenant's use hereunder or if Tenant elects to terminate this Lease in lieu of relocating, Tenant shall have the right to terminate this Lease upon at least one hundred eighty (180) days's prior written notice to Landlord. In the event of termination by either party pursuant to this Section, Landlord shall pay Tenant, within thirty (30) days after Tenant's after the effective date of such termination, the unamortized value of the Verified Costs (as defined in Article
36) amortized on a straight-line basis, monthly over a five (5) year period beginning on the Commencement Date.


                                   ARTICLE 22

                               LANDLORD'S REMEDIES

         A. DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant and shall give rise to Landlord's remedies set forth in Paragraph (B), below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) days after notice,
(ii) failure to observe or perform any term or condition of the third grammatical paragraph of Article 8 with respect to the display of Content on the Screen, unless such failure is cured following the notice expressly provided for in such Article, (iii) failure to observe or perform any term or condition of this Lease other than the payment of Rent, unless such failure is cured within any period of time following notice expressly provided in other Articles hereof, or otherwise within a reasonable time, but in no event more than thirty (30) days following notice (or such additional time as may be required due to Unavoidable Delays as described in Article 28)(iv) (a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors, (b) filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within sixty (60) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, (e) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debt, (f) Tenant's or any Guarantor's insolvency or admission of an inability to pay its debts as they mature, or (v) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord relating to the Center which is not cured within the time permitted for cure thereunder. Failure by Tenant to comply with the same term or condition of this Lease on two occasions during any twelve month period shall cause any failure to comply with such term or condition during the succeeding twelve month period, at Landlord's option, to constitute an incurable Default. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law; provided, Landlord may at any time and from time to time elect to comply with such notice and cure periods as may be provided by Law in lieu of the notice and cure periods provided herein.

         B. REMEDIES. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provisions of this Lease:

         (1) Without terminating the Lease or Tenant's right of possession, Landlord may, upon facsimile and telephonic notice to Tenant (as set forth in the emergency notification instructions set forth on Exhibit "C" hereto), cut-off Tenant's access to utility service for so long as Tenant remains in Default;

         (2) Landlord may terminate Tenant's right of possession, cut off Tenant's access to utility service, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease (and if applicable Law permits, and Landlord shall not have expressly terminated this Lease in writing, any such action shall be deemed a termination of Tenant's right to possession only). In such event, Landlord may recover from Tenant: (i) any unpaid Rent as of the termination date, (ii) the amount by which: (a) any unpaid Rent which would have accrued after the termination date during the balance of the Term exceeds (b) the reasonable rental value of the Premises under a lease substantially similar to this Lease for the balance of the Term, taking into account among other things, the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and Costs of Reletting (as defined in Paragraph I below) that Landlord may incur in order to enter such replacement lease, and
(iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease. For purposes of computing the amount of Rent herein that would have accrued after the termination date, Tenant's obligation for Percentage Rent shall be projected based on Tenant's average annual Gross Revenue for the 36 months (or lesser period, if 36 months of the Term have not expired) preceding Tenant's Default, and Tenant's obligations for Taxes shall be projected, based upon the average rate of increase, if any, in such items from the Commencement Date through the termination date. The amounts computed in accordance with the foregoing subclauses (a) and (b) shall both be discounted in accordance with accepted financial practice at the rate of eight percent (8%) per annum to the then present value.

         (3) Landlord may terminate Tenant's right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease (and if applicable Law permits, and Landlord shall not have expressly terminated this Lease in writing, any such action shall be deemed a termination of Tenant's right of possession only). In such event, Landlord may recover from Tenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid Rent which accrues during the Term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied pursuant to Paragraph l, below, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including without limitation, all Costs of Reletting (as defined in Paragraph I below). Tenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Tenant's right to possession as provided herein, Landlord may terminate this Lease as provided in clause (1) above by written notice to Tenant, and Landlord may pursue such other remedies as may be available to Landlord under this Lease or applicable Law.

         C. MITIGATION OF DAMAGES. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate Landlord's damages except to the extent required by applicable Law. If Landlord has not terminated this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned.

         D. RELETTING. If this Lease or Tenant's right to possession is terminated, or Tenant vacates or abandons the Premises, Landlord may: (i) enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord's sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord's sole discretion, directly or as Tenant's agent (if permitted or required by applicable Law). The consideration received from such reletting shall be applied pursuant to the terms of Paragraph I hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to the other provisions hereof.

         E. SPECIFIC PERFORMANCE, COLLECTION OF RENT AND ACCELERATION. Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond in connection therewith, and (ii) sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law, in the event of any Default by Tenant, Landlord may terminate this Lease or Tenant's right to possession and accelerate and declare that all Rent reserved for the remainder of the Term shall be immediately due and payable (in which event, Tenant's obligations for Percentage Rent and Taxes herein that would have accrued thereafter shall be projected in the manner described in Section B(1), above); provided the Rent so accelerated shall be discounted in accordance with accepted financial practice at the rate of eight percent (8%) per annum to the then present value, and Landlord shall, after receiving payment of the same from Tenant, be obligated to turn over to Tenant any actual net reletting proceeds (net of all Costs of Reletting) thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision.

         F. LATE CHARGES AND INTEREST. Tenant shall pay, as additional Rent, a service charge of Fifty and 00/100 Dollars ($50.00) for bookkeeping and administrative expenses, if any portion of Rent is not received when due. If Landlord rightfully issues a Notice of Default to Tenant, Tenant shall pay Landlord an additional service charge in the amount of One Hundred Dollars ($100.00). In addition, any Rent not paid when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord. Such service charges and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent.

         G. LANDLORD'S CURE OF TENANT DEFAULTS. If Tenant fails to perform any obligation under this Lease for thirty (30) days after notice thereof by Landlord (except that no notice shall be required in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional Rent, for all expenses incurred by Landlord in performing such obligation together with an amount equal to fifteen percent (15%) thereof for Landlord's overhead, and interest thereon at the Default Rate from the date reimbursement of such expenses was requested in writing. Landlord's performance of Tenant's obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

         H. BAD RENT CHECKS. If during the Term, as it may be extended, Landlord receives two (2) or more checks from Tenant which are returned by Tenant's bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier's checks (without limiting Landlord's other remedies). All bank service charges resulting from any bad checks shall be borne by Tenant.

         I. OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of the Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment. Landlord may pursue one or more remedies provided for in this Lease against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied, at Landlord's option: first, to the Costs of Reletting, second, to the payment of all costs of enforcing this Lease against Tenant or any Guarantor, third, to the payment of all interest and service charges accruing hereunder, fourth, to the payment of Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). "Costs of Reletting" shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises (whether to prevent damage or to prepare the Premises for reletting), brokerage commissions, advertising costs, attorneys' fees, any economic incentives given to enter leases with replacement tenants, and costs of collecting rent from replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any Default by Tenant. The times set forth herein for the curing of violations by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease or Tenant's right to possession after this Lease or Tenant's right to possession is terminated based on a Default by Tenant.

                                   ARTICLE 23

                            LANDLORD'S RIGHT TO CURE

         If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant or such additional time as may be required due to Unavoidable Delays. If Landlord shall fail to cure within the time permitted for cure herein, Landlord shall be subject to such claims for damages and remedies as may be available to Tenant (subject to the other provisions of this Lease); provided, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set off, or abate Rent.


                                   ARTICLE 24

                                 INDEMNIFICATION

         A. GENERAL. Other than as provided for below with respect to the TCCC Agreement, and other than as provided below with respect to Landlord provided Content and Landlord Events, except to the extent arising from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and attorneys' fees arising from or relating to any violation of Law, loss of life, diminution in value of the Center, damage or injury to persons, property or business occurring in, about or from the Premises, or directly or indirectly caused by or in connection with any violation of this Lease or use of the Premises or Center by, or any other act or omission of, Tenant, any other occupant of the Premises, or any of their respective agents, employees, invitees or contractors. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of any "Work" as described in Article 7, the use or consumption of any utilities in the Premises under Article 10, any repairs or other work by or for Tenant under
Article 11 and the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any "Hazardous Material" as described in Article 26 (whether or not such matters shall have been theretofore approved by Landlord), except to the extent that any of the same arises from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees.

         B. TCCC AGREEMENT. Landlord hereby agrees to and does hereby indemnify and hold free and harmless Tenant from and against any and all liabilities, losses, costs, damages or expenses of any kind or nature whatsoever (collectively, the "Losses and Expenses") suffered or incurred by Tenant resulting from a complaint, claim or legal action (or the threat of any of the foregoing) arising directly out of an allegation that the TCCC Agreement constitutes a violation of any local, state or federal law. Landlord shall assume full responsibility and expense of investigation, litigation, negotiation and settlement of any such complaint, claim or legal action, provided that the Tenant gives Landlord reasonable notice in writing of such complaint, claim or legal action and permits Landlord (or

TCCC), through legal counsel appointed by or through Landlord to defend same. Tenant shall have the right to participate at its own expense. Landlord (or
TCCC) shall pay all judgments, damages, profits, interest, attorneys' fees and costs levied against or incurred by Tenant in connection with any such complaint, claim or legal action. Landlord or TCCC shall be given reasonable assistance, if requested, at Landlord's or TCCC's expense, in the defense of such complaint, claim or legal action. Landlord shall provide prompt notice in writing to the Tenant of any such complaint, claim or legal action of which Landlord becomes aware other than through notification by the Tenant. Landlord or TCCC shall promptly advise Tenant in writing of any proposed settlement or adjustment of any claim sufficiently in advance to give Tenant a reasonable opportunity to raise any questions or objections it may have as to such proposed settlement or adjustment.

         C. LANDLORD PROVIDED CONTENT AND LANDLORD EVENTS. Except in the event of the negligence of Tenant, its agents, employees or contractors, Landlord hereby agrees to and does indemnify and hold free and harmless Tenant from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation court costs and attorneys' fees, arising from or relating to or in any manner connected with any Landlord provided Content including, without limitation, the broadcast of Landlord Events.


                                   ARTICLE 25

               SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

         Landlord shall have no obligation to provide any safety or security devices, services or programs for Tenant, the Building, the Premises or the Center and shall have no liability for failure to provide the same or for inadequacy of any measures provided. However, Landlord may institute or continue such safety or security devices, services and programs with respect to the Building or the Premises as Landlord in its sole discretion deems necessary. The costs and expenses of instituting and maintaining such devices shall be borne by Tenant as a separate, additional charge to Tenant based on reasonable factors as Landlord shall determine. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and enhance safety, may not in given instances prevent theft or other injurious acts or ensure safety of parties or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such acts and other losses, beyond that described in Article 13. Tenant agrees to cooperate in any safety or security program developed by Landlord or required by Law.


                                   ARTICLE 26

                               HAZARDOUS MATERIALS

         A. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Center, or permit Tenant's employees, agents, contractors, invitees and other occupants of the Premises to engage in such activities upon or about the Center. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in the business or activity expressly permitted to be undertaken in the Premises under Article 1, provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Law, highest prevailing standards, and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharged in the Center, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require,
(c) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), (d) any remaining such substances shall be completely, properly and lawfully removed from the Center upon expiration or earlier termination of this Lease, and (e) for purposes of removal and disposal of any such substances, Tenant shall be named as the owner and generator, obtain a waste generator identification number, and execute all permit applications, manifests, waste characterization documents and any other required forms.

         B. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Material on the Premises, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises or in violation of this Article, and
(iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law. The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

         C. If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors or as to claims made by Tenant's clients or advertisers on the Screen, on or about the Center in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Center and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense (without limiting Landlord's other remedies therefor). Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any court or governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated, Tenant shall pay for the costs of such tests. If any Hazardous Material is released, discharged or disposed of on or about the Center and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article 14 to the extent that the Premises is affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article but Landlord and Tenant each expressly retain and reserve their respective rights and remedies with the respect to the party responsible for such release, discharge or disposal.


                                   ARTICLE 27

                            CAPTIONS AND SEVERABILITY

         The captions of the Articles and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof, or its enforceability with respect to any other party.


                                   ARTICLE 28

                                   DEFINITIONS

         A. "Center" shall mean the building or structure in which the Premises are located and any other buildings or structures owned or ground leased by Landlord from time to time and operated in conjunction therewith and known as Underground Atlanta, whether or not shown on Exhibit A hereto, together with the Common Areas, and all parcels or tracts of land owned or ground leased by Landlord from time to time on which all or any portion of the foregoing items are located and any fixtures, Systems and Equipment, furniture and other personal property owned or leased by Landlord located thereon or therein and used in connection therewith. "Center" shall also include, at Landlord's election from time to time, Majors and other buildings, structures and parcels or tracts of land owned by other parties which adjoin the other areas of the Center or the Common Areas.

         B.       "Common Areas" shall have the meaning specified therefor in
Article 12.

         C. "CPI" shall mean the Consumer Price Index for All Urban Consumers, All Items (Base year 1982-1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics, All City Average. If the Bureau of Labor Statistics substantially revises the manner in which the CPI is determined, an adjustment shall be made in the revised index which would produce results equivalent, as nearly as possible, to those which would be obtained hereunder if the CPI were not so revised. If the CPI becomes unavailable to the public because publication is discontinued, or otherwise, Landlord shall substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by a governmental agency, major bank, other financial institution, university or recognized financial publisher.

         D. "Default Rate" shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

         E.       "Gross Revenue" shall have the meaning specified therefor in
Article 3.

         F.       "HVAC" shall mean heating, ventilating and air-conditioning.

         G. "Landlord" and "Tenant" shall be applicable to one or more parties as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the ability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, Lenders, agents, affiliates, successors and assigns. For purposes of any provisions indemnifying Tenant, the term "Tenant" shall include Tenant's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, investors, consultants, owners, managers, principals, lenders, agents, affiliates, successors and assigns.

         H. "Law" or "Laws" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state in which the Center is located, and decisions of federal courts applying the Laws of such state, at the time in question.

         I. "Lease Year" shall mean each calendar year or portion thereof during the Term, and any initial or final partial years are sometimes referred to herein as "Partial Lease Years"; provided, Landlord reserves the right to change the "Lease Year" to each consecutive twelve month period commencing on the Commencement Date or such other date as Landlord shall designate by notice to Tenant.

         J. "Lender" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.

         K. "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Center or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

         L.       "Rent" shall have the meaning specified therefor in Article 4.

         M. "Systems and Equipment" shall mean any plant, machinery, transformers, ducts, cables, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of any electrical, gas, steam, plumbing, water, sewer, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Center, except to the extent that any of the same serves any tenant exclusively or is subject to shared tenant use as described in Article 11.

         N. "Taxes" shall mean all federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether foreseen or unforeseen, general, special, ordinary or extraordinary (unless required to be paid by Tenant under Article 4), respecting the Center, including without limitation, real estate and other ad valorem taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including, without limitation, gross receipts taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Center which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority except as provided in Article 5). Notwithstanding the foregoing, Taxes shall not include excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Center). If the method of taxation of real estate prevailing to the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or theretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Center shall be included within the term "Taxes", except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Center (whether based on a sale, change in ownership or refinancing of the Center or otherwise), increases in tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. In addition, Landlord may include in Taxes any actual, out-of-pocket expenses reasonably incurred by Landlord in attempting to protest, reduce or minimize Taxes (including without limitation, fees for attorneys, consultants, appraisers and other experts) in the calendar year such expenses are paid.

         O. "Unavoidable Delays" shall mean delays due to strikes, lockouts, labor troubles, inability to procure labor or materials or reasonable substitutes therefor, failure of power, governmental requirements, restrictions or Laws, fire or other casualty damage, war or civil disorder, or other causes beyond the reasonable control of the party delayed; provided, Unavoidable Delays hereunder shall not include delays resulting from changes in economic or market conditions, or financial or internal problems of the parties or problems that can be satisfied by the payment of money. Notwithstanding any provision of this Lease to the contrary, if as a result of Unavoidable Delay, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligations to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed. As a condition to Tenant's right to claim an Unavoidable Delay, Tenant shall notify Landlord within ten (10) business days after the delay occurs.


                                   ARTICLE 29

                                      RULES

         Tenant shall comply with all of the rules which are set forth in Rider One attached to this Lease, as the same may be amended or supplemented hereunder (the "Rules"). Landlord shall have the right by notice to Tenant or by posting at the Center to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Center or the promotion of safety, care, cleanliness or good order therein. Landlord agrees to uniformly enforce the Rules. Nothing herein shall be construed to give Tenant or any other party any claim against Landlord arising out of the violation of such Rules by any other tenant, occupant or visitor of the Center, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance.


                                   ARTICLE 30

                                    NO WAIVER

         No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any party other than Tenant, including any Transferee, shall not constitute a waiver of Landlord's right to approve any Transfer.


                                   ARTICLE 31

              ATTORNEYS' FEES, COUNTERCLAIMS, VENUE AND JURY TRIAL

         If Landlord or any of its officers, directors, trustees, beneficiaries, partners, agents, affiliates or employees shall be made a party to any litigation commenced by or against Tenant and are not found to be at fault, Tenant shall pay all costs, expenses and reasonable attorneys' fees incurred by Landlord or any such party in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred by Landlord in successfully enforcing this Lease. IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY HEARING OF ANY DISPUTE, EACH OF LANDLORD AND TENANT HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER AND ANY RIGHTS TO A TRIAL BY JURY UNDER ANY STATUTE, RULE OF LAW OR PUBLIC POLICY IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS LEASE, THE PREMISES OR THE CENTER. Although such jury waiver is intended to be self-operative and irrevocable, Landlord and Tenant each further agree, if requested, to confirm such waivers in writing at the time of commencement of any such action, proceeding or counterclaim. If Landlord commences any detainer suit, summary proceedings or other action seeking possession of the Premises, Tenant agrees not to interpose by consolidation of actions, removal to chancery or otherwise, any counterclaim, claim for set-off, recoupment or deduction of Rent, or other claim seeking affirmative relief of any kind (except a mandatory or compulsory counterclaim which Tenant would forfeit if not so interposed). The parties agree to waive any defenses relating to jurisdiction or venue in any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease, the Premises or the Center, shall be filed and heard in the Courts of the State of Georgia located in Fulton County, Georgia.


                                   ARTICLE 32

                             PERSONAL PROPERTY TAXES

         Tenant shall pay before delinquent all taxes, assessments, license fees, charges or other governmental impositions assessed against or levied or imposed upon Tenant's business operations, Tenant's leasehold interest, or based on Tenant's use or occupancy of the Premises, the Equipment, the Structure, or the Screen, or Tenant's fixtures, furnishings, equipment, leasehold improvements, inventory, merchandise, and personal property located in the Premises (whether or not title shall have vested in Landlord pursuant to any provision hereof). Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord and other parties. If any such items shall be assessed and billed with the property of Landlord or another party, Landlord shall include the same or an appropriate portion thereof in a bill to all applicable tenants which bill shall reasonably allocate the same or an appropriate share thereof between Tenant and such other party (and Tenant shall promptly pay the amount so allocated to Tenant).


                                   ARTICLE 33

                      CONVEYANCE BY LANDLORD AND LIABILITY

         In case Landlord or any successor owner of the Center shall convey or otherwise dispose of any portion thereof in which the Premises are located to another party (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit. Tenant shall attorn to such other party, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Center or the Premises, shall be limited to the interest of Landlord in the Center (and rental and insurance proceeds). Tenant agrees to look solely to Landlord's interest in the Center (and rental and insurance proceeds) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease.


                                   ARTICLE 34

                                     NOTICES

         Except as expressly provided to the contrary in this Lease, every notice, demand or other communication given by either party to the other with respect hereto or to the Premises or Center, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States registered or certified mail, return receipt requested, postage prepaid, addressed, if to Tenant, at the address first set forth in the Lease, and if to Landlord, at the address at which the last payment of Rent was required to be made and to JMB Properties Company at 900 North Michigan Avenue, Chicago, Illinois, 60611, Attn: Director of Lease Administration, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the second business day following the date of such mailing or dispatch by national air courier service (or as of any earlier date evidenced by a receipt from such national air carrier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein. All communications to Landlord regarding Articles 8 and 9 will be directed to the Center's General Manager or Senior Marketing Director. The Emergency Notification Instructions attached hereto as Exhibit C shall be amended from time to time by the parties by written notice given as provided herein.

                                   ARTICLE 35

                               REAL ESTATE BROKERS

         Tenant shall defend, indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including attorneys' fees) arising from any claims or demands of any broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease, other than a broker with whom Landlord has signed a written agreement relating to this Lease. Landlord shall defend, indemnify and hold Tenant harmless from all damages, judgments, liabilities and expenses (including attorneys' fees) arising from any claims or demands of any broker, agent or finder employed or engaged by Landlord for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation of this Lease.


                                   ARTICLE 36

                  TENANT'S PERSONAL PROPERTY AND TENANT LENDERS

         The Screen and the Ancillary Equipment shall be and remain Tenant's property. As provided for in this Lease, Tenant shall have the right and obligation to remove the Screen and Ancillary Equipment and repair all damage to the Building caused by such removal. Landlord will, for itself and any successor to Landlord's interest in the Premises and Building, in consideration of the loans and advances to Tenant by any one or more lenders (individually, a "Tenant Lender", any two or more lenders collectively "Tenant Lenders"), to or on behalf of the Tenant, hereby covenants and agrees with Tenant, Tenant Lenders, their respective successors and assigns (all of whom shall be intended third party beneficiaries of these provisions), that subject to compliance by the applicable Tenant Lender with the provision of this Paragraph (provided , however, that the failure of a Tenant Lender to comply with such provisions shall not affect the rights of any other Tenant Lender under this Paragraph): (a) any lien, security interest, or rights (including the right of distraint for any unpaid rent) which Landlord, any successors to the Landlord's interest in the Premises or the Building, now has or hereafter may acquire in the Screen or Ancillary Equipment will be subordinate and inferior to the security interest of Tenant's Lenders, their successors and assigns; and (b) in the enforcement of the rights of Tenant Lenders, the Screen and Ancillary Equipment may be removed from the Premises and Building in accordance with the following provisions of this Paragraph; and (c) the subordination of any lien, security interest, or rights (including the right of distraint for any unpaid rent) which Landlord, any successors to the Landlord's interest in the Premises or the Building, now has or hereafter may acquire in the Screen or Ancillary Equipment shall be effective as to a Tenant Lender only upon Landlord's receipt of a written acknowledgment and acceptance of the provisions of this Article from such Tenant Lender .

         In the event Tenant defaults under its obligations to any Tenant Lender, and such Tenant Lender has the right to remove the Screen or the Ancillary Equipment (or both) as a result of such default and such Tenant Lender desires to remove the Screen, the Ancillary Equipment or any portion thereof, then prior to entering onto the Premises to remove the Screen, the Ancillary Equipment or any portion thereof, such Tenant Lender must provide Landlord with a Notice to Remove. A Notice to Remove must include written notice of Tenant Lender's intention to remove the Screen and Ancillary Equipment (or both) and satisfactory evidence of its authority to remove the Screen and Ancillary Equipment (or both). Tenant Lender must remove the Screen and Ancillary Equipment (or both, whichever is applicable) within thirty (30) days after the date of the Notice to Remove; provided, however, that in the event such Tenant Lender is enjoined or stayed or otherwise prohibited by legal process from taking steps to remove the Screen, the Ancillary Equipment or such portion thereof, and such Tenant Lender proceeds with reasonable diligence to obtain the lifting of such injunction, stay or other prohibition, such thirty (30 ) day time period shall be extended on a day for day basis for each day of such injunction, stay or prohibition. If a Tenant Lender delivers to Landlord a copy of any notice of default sent to the Tenant under an agreement between Tenant Lender and Tenant then, solely for the purposes of this Article, Landlord may rely on such notice and assume that all defaults specified in such notice have in fact taken place. The Landlord will have not liability to Tenant or any other party for any action taken or admitted to be taken by Landlord, in good faith, in reliance on such notice. Prior to such removal by Tenant Lender, such Tenant Lender shall contact the Landlord to arrange a mutually convenient time for a representative of the Landlord to accompany such Tenant Lender's representative in order to remove the Screen or Ancillary Equipment (or both, whichever is applicable). Such Tenant Lender shall reimburse Landlord for any physical damage to the Building, the Premises or the Shopping Center caused by such removal. Landlord agrees that except with respect to claims arising out of the enforcement against Tenant Lender of Tenant Lender's obligations under this
Article 36, Landlord will make no claim whatsoever on the Screen or the Ancillary Equipment (or both), at, prior to or subsequent to such removal by such Tenant Lender or its successors or assigns. Such Tenant Lender shall be responsible for payment of rent due Landlord accruing from the date of the Notice to Remove through and including the date of such removal if Tenant has not paid same even if Tenant Lender does not elect to cure Tenant's Default or enter into a new lease with Landlord, as provided for below.

         In the event Tenant commits a Default under this Lease, Landlord shall give each Tenant Lender written notice of such and, in the event a Tenant Lender cures such default (even though Tenant's opportunity to cure has expired) within fourteen (14) days of such notice, Landlord will not be entitled to proceed further with its remedies of termination or dispossession and for all purposes under this Lease, such Default shall be deemed to have been cured prior to the expiration of the applicable cure period. In the event Tenant's Lenders fail to cure the Tenant's Default as herein provided and no Tenant Lender provides Landlord with a Notice to Remove within twenty-one (21) days of Landlord's notice to Tenant Lenders of Tenant's Default and the Screen or the Ancillary Equipment (or both), as the case may be, are not removed by Tenant, such failure shall be deemed (a) a release and wavier of each Tenant Lenders' lien, security interest, or rights in the Screen or Ancillary Equipment to the rights of Landlord; and (b) an abandonment by Tenant of the Screen and Ancillary Equipment, to the extent not removed by Tenant, such that the Landlord's lien, security interest, and rights shall no longer be subordinate, and the Screen and Ancillary Equipment will be deemed conveyed by Tenant to Landlord as if by Bill of Sale, and the Landlord will be entitled to take whatever further action it deems appropriate with respect to the Screen and Ancillary Equipment including, without limitation, the removal of the Screen and Ancillary Equipment from the Premises or Building (with or without legal process) and Landlord will not be liable or responsible in any way (including, without limitation, the payment of money or the protection of any parties' interest or rights) to Tenant or any Tenant Lender for whatever further action Landlord takes.

         In the event the Lease shall be terminated by the Landlord prior to the natural expiation of the Term and if Tenant's Lenders cure a Default as provided for above, then the Tenant Lender shall have the right, subject to satisfaction of the requirements of Article 20, to enter into a new lease with the Landlord on the same terms and conditions as contained in this Lease.

                                   ARTICLE 37

                                  MISCELLANEOUS

         A. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 20 respecting Transfers. However, if Tenant is an individual and dies or becomes incapacitated, Landlord reserves the right to terminate this Lease upon thirty (30) days' advance notice to Tenant or Tenant's legal representative.

         B. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant.

         C. This Lease shall be construed in accordance with the Laws of the State of Georgia.

         D. All obligations (including indemnity obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination, except as provided to the contrary in Article 33.

         E. Landlord agrees that if Tenant timely pays the Rent and performs the terms and provisions hereunder, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.

         F. The parties agree that they intend hereby to create only the relationship of landlord and tenant. No provision hereof, or act of either party hereunder, shall be construed as creating the relationship of principal and agent, or as creating a partnership, joint venture or other enterprise, or render either party liable for any of the debts or obligations of the other party, except under any indemnity provisions of this Lease.

         G. Tenant acknowledges that any site or lease plan of the Center attached as an Exhibit hereto shall not be deemed a representation, warranty or agreement by Landlord respecting the Center or any other matter shown thereon other than the approximate location of the Premises, and that Majors and other parties unrelated to Landlord may own or control portions of the Center shown on such Exhibit.

         H. If applicable Laws require that this Lease be in the form of a deed, this Lease shall be deemed a deed of lease for all purposes, and Landlord shall be deemed to have granted and demised the Premises to Tenant for the Term hereof, subject to the other terms and provisions contained herein.

         I. This Lease, and any Riders and Exhibits hereto, have been mutually negotiated by Landlord and Tenant, and any ambiguities shall not be interpreted in favor of either party. Any printed provisions that have been deleted shall not be used to interpret the remaining provisions.

         J. For purposes of this Lease the term "business day" shall mean any day other than Saturday, Sunday, or any other day on which banks are required or authorized to close in Atlanta, Georgia.


                                   ARTICLE 38

                                      OFFER

         The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer by Tenant and Landlord shall not consider such offer by Tenant unless audited financial statements for Tenant's most recent fiscal year are delivered along with this Lease. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of two (2) weeks after delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord's option, deposit any Security Deposit and Rent, proceed with any alterations or improvements, and permit Tenant to enter the Premises and make alterations or improvements. If Landlord shall fail to execute and mail or deliver this Lease to Tenant within such period, Tenant may revoke its offer to enter this Lease by sending notice thereof to Landlord before Landlord mails or delivers an executed copy of this Lease to Tenant. In such case, Landlord shall return any Security Deposit and Rent to Tenant, and Tenant shall promptly remove any alterations, improvements, fixtures or personal property made or placed in or upon the Premises by Tenant or its contractors, agents or employees and restore the same to good condition as required under
Article 16. If Tenant shall seek to
revoke its offer to enter this Lease in violation of the foregoing provisions, Landlord shall have the options of forfeiting and retaining any Security Deposit and Rent theretofore paid, as liquidated damages without executing and delivering this Lease to Tenant, or executing and delivering this Lease to Tenant and enforcing the same as a valid and binding lease agreement.

         The parties acknowledge and agree that this Lease shall be subject to and contingent upon the closing (i.e. Tenant's receipt of funds) of Tenant's financing (which may be a combination of debt and equity) in an amount of not less than $1.5 million as demonstrated by evidence reasonably acceptable to Landlord of the closing. In such event, Landlord shall deliver the Premises to Tenant following Landlord's review and approval of such evidence. If Landlord fails to approve such evidence on or before the ninetieth (90th) day after the date hereof, Landlord shall notify Tenant in writing of the reason for such disapproval, and if Tenant fails to supply Landlord with such further evidence of such financing reasonably acceptable to Landlord within five (5) days thereafter, this Lease shall be deemed null and void and of no further force or effect.


                                   ARTICLE 39

                         AMERICANS WITH DISABILITIES ACT

         The parties acknowledge that the Americans with Disabilities Act of 1990 (42 U.S.C. '12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Center depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that:
(a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and
(c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

                                   ARTICLE 40

                                ENTIRE AGREEMENT

         This Lease, together with Riders One through Three, and Exhibits A through D (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect. To the extent that anything in the Lease conflicts with Exhibit B, the Lease shall control. Without limiting the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations binding upon Landlord, respecting the present or future condition of the Premises or Center, suitability of the same for Tenant's business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein shall be of any force or effect. TENANT HAS RELIED ON TENANT'S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE AND NOT ON ANY REPRESENTATIONS OR WARRANTIES MADE BY LANDLORD CONCERNING THE CONDITION OR SUITABILITY OF THE PREMISES OR CENTER FOR ANY PARTICULAR PURPOSE. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

         IN TESTIMONY WHEREOF, the parties have caused this Lease to be signed under seal by their respective representatives designated below, or if either party is a corporation, it has caused these presents to be signed by its president or other officer designated below, attested by its secretary, and its corporate seal to be affixed, and if the Center is in Washington, D.C., does hereby appoint such president or other officer its true and lawful attorney-in-fact to acknowledge and deliver these presents as its act and deed as of the day and year first above written.


Witness our hands and seals:

                                            TENANT:

                                            DIVERSITY ENTERTAINMENT TELEVISION/
                                            ATLANTA, LLC, a Georgia limited
                                            liability company



  /s/                                       By: /s/ Tyrone C. Johnson
---------------------------------              ---------------------------------
Witness

                                            Title: President
                                                  ------------------------------

Sworn to and subscribed before me
this 12th day of January, 1998.             Attest: /s/ Vivian W. Jones
                                                   -----------------------------
                                                         (Vivian W. Jones)

                                            Title: Director
                                                  ------------------------------

 /s/
---------------------------------
Notary Public


My commission expires: February 22, 1999

          [NOTARY SEAL]


                                            LANDLORD:

                                            UNDERGROUND FESTIVAL, INC., a
                                            Georgia corporation

                                            By: Underground Atlanta Managers
                                                LLC, Agent


                                            By: /s/
                                               ---------------------------------
                                                          Manager

                                    RIDER ONE

                                      RULES

         (1) COMMON AREAS. Tenant shall not use the interior Common Areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not use the interior Common Areas to canvass, solicit business or information from, or distribute any article or material to, other tenants, occupants or invitees of the Center. Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, shipping area, or other area outside the Premises. Janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by Tenant, or its contractors, agents, employees, or other parties without Landlord's prior written consent.

         (2) DELIVERIES. Furniture, inventory and all other deliveries may be brought into the Center only at times and in the manner designated by Landlord, in compliance with all Laws, and always at Tenant's sole risk. Landlord may inspect items brought into the Center or Premises with respect to weight or dangerous nature or compliance with this Lease or applicable Laws. Tenant's use of any freight elevators, loading and service areas at the Center shall be subject to scheduling by Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Center, any item normally taken, or which Landlord otherwise requires to be taken, in or out through service doors or on freight elevators. Tenant shall move all inventory, supplies, furniture, equipment and other items as soon as received directly to the Premises. Any hand-carts used at the Center shall have rubber wheels and side guards and no other material handling equipment may be brought upon the Center except as Landlord shall approve in writing in advance.

         (3) TRASH. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to
Article 26 respecting Hazardous Materials. If Landlord designates a service to pick up such items, Tenant shall use the same at Tenant's cost.

         (4) FIRE PROTECTION. If Landlord installs or has heretofore installed a supervised fire sprinkler and/or alarm system for the protection of the Center, Tenant shall pay Tenant's Proportionate Share of the cost thereof (or such other share as Landlord may fairly and reasonably determine) to Landlord on or before the first day for each calendar month in advance, or Landlord may include such charges in Center Expenses.

         (5)      PEST CONTROL. [INTENTIONALLY DELETED]

         (6)      SIGNS AND DISPLAY WINDOWS. [INTENTIONALLY DELETED]

         (7) DISPLAY OF MERCHANDISE. Tenant shall not place or maintain any permanent or temporary fixture or item or display any merchandise.

         (8) PLUMBING EQUIPMENT. The toilet rooms, urinals, wash bowls, drains and sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and Tenant shall properly install, maintain, clean, repair and replace adequate grease traps.

         (9) ROOF; AWNINGS AND PROJECTIONS. Except as expressly set forth in this Lease, Tenant shall not install any aerial, antennae, satellite dish or any other device on the roof, exterior walls or Common Areas of the Center. Tenant may install and have access to rooftop HVAC equipment only to the extent approved or required by Landlord from time to time in connection with Tenant's obligations under Articles 10 and 11 of this Lease. Except as expressly set forth in this Lease, no awning or other projection shall be attached by or for Tenant to the exterior walls of the Premises or the building of which it is a part.


                                    PAGE 1-1

         (10) OVERLOADING FLOORS. Tenant shall not overload any floor or part thereof in the Premises or Center including any public corridors or elevators therein, and Landlord may direct and control the location of safes, vaults and all other heavy articles and require supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight at Tenant's expense (including expenses for structural review and engineering).

         (11) LOCKS AND KEYS. Upon termination of the Lease or Tenant's right to possession, Tenant shall: (i) return to Landlord all keys, parking stickers or key cards, and in the event of loss of any such items shall pay Landlord therefor, and (ii) advise Landlord as to the combination of any vaults or locks that Landlord permits to remain in the Premises.

         (12)     UNATTENDED PREMISES. [INTENTIONALLY DELETED]

         (13) ENERGY CONSERVATION. Tenant shall not waste electricity, water, heat or air conditioning, or other utilities or services, and agrees to cooperate fully with Landlord and comply with any Laws to assure the most effective and energy efficient operation of the Center.

         (14)     FOOD, BEVERAGES, GAME AND VENDING MACHINES. [INTENTIONALLY
                  DELETED]

         (15) GOING-OUT-OF-BUSINESS SALES AND AUCTIONS. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, closeout, "lost our lease" or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant's creditors.

         (16) LABOR RELATIONS. Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing, and boycotts of, on or about the Premises or Center. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant, its employees, agents, contractors, or subcontractors in or about the Premises or Center, Tenant shall immediately close the Premises and remove or cause to be removed all such employees, agents, contractors, and subcontractors until the dispute has been settled.

         (17) LANDLORD'S TRADENAME AND TRADEMARKS. No symbol, design, name, mark or insignia adopted by Landlord for the Center or picture or likeness of the Center shall be used by Tenant without the prior written consent of Landlord, except as provided in Article 9 of this Lease.

         (18) PROHIBITED ACTIVITIES. Tenant shall not: (i) use, sell or distribute any leaflets, handbills, bumper stickers, other stickers or decals, balloons or other such articles in the Premises (or other areas of the Center),
(ii) operate any loudspeaker, television set, phonograph, radio, CD player or other musical or sound producing instrument or device so as to be heard outside the Premises unless consented to by Landlord, (iii) other than the Screen and the Ancillary Equipment (including but not limited to low frequency FM band radio transmissions) operate any electrical or other device which interferes with or impairs radio, television, microwave, or other broadcasting or reception from or in the Center or elsewhere, (iv) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind party) or other animal, fish or bird in the Center, (v) make or permit objectionable noise, vibration or odor to emanate from the Premises or any equipment serving the same, (vi) do or permit anything in or about the Premises that is unlawful, immoral, obscene, pornographic, or which tends to create or maintain a nuisance or do any act tending to injure the reputation of the Center, (viii) use or permit upon the Premises anything that violates the certificates of occupancy issued for the Premises or the Center, or causes a cancellation of Landlord's insurance policies or increases Landlord's insurance premiums (and Tenant shall comply with all requirements of Landlord's insurance carriers, the American Insurance Association, and any board of fire underwriters), (ix) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to parties or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials), nor (x) do or permit anything to be done upon the Premises in any way tending to disturb, bother or annoy any other tenant at the Center or the occupants of neighboring property.


                                    PAGE 1-2

         (19)     PARKING. [INTENTIONALLY DELETED]

         (20) RESPONSIBILITY FOR COMPLIANCE. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant's employees and as applicable, by Tenant's agents, invitees, contractors, subcontractors, and suppliers.


                                    PAGE 1-3

                                    RIDER TWO
                               UNDERGROUND ATLANTA

RIDER TO LEASE dated JANUARY 12, 1998 between Underground Festival, Inc. ("Landlord") and DIVERSITY ENTERTAINMENT TELEVISION/ATLANTA, LLC, a Georgia limited liability company ("Tenant") for Premises at Underground Atlanta, Atlanta, Fulton County, Georgia


In the event of a conflict between the provisions of the printed form and any of the terms of this Rider, this Rider shall be deemed to control.

1.       The following is added to Article 2:

                  Underlying Leases. The Premises are subject to the following:
                  (i) that certain Lease between the Downtown Development Authority of the City of Atlanta, Georgia (the "DDA") and the City of Atlanta, Georgia (the "City"), dated 1 August 1986 (the "Superior Lease"); and (ii) that certain Sublease among DDA, the City and Landlord, dated 7 September 1988 (the "Sublease").

2.       [INTENTIONALLY DELETED]

3.       The following is added to Article 34:

                  Notices. Notwithstanding anything herein to the contrary, all notices to Landlord shall be sent to the Center Address set forth in Paragraph 1.B. of this Lease with a copy to Landlord c/o Urban Retail Properties Company, 900 North Michigan Avenue, Chicago, Illinois,60611, Attn: Director of Lease Administration.

4.       The following is added to Rider One, Rules:

                  Tenant or its employees shall not park in any Common Areas, including loading docks or service corridors. Tenant acknowledges that all parking available to Tenant, its employees and customers will be located off the Center site and will not be controlled by Landlord.

5.       [INTENTIONALLY DELETED]

6. The application of any Security Deposit to Tenant's past due obligations by Landlord shall be a recoupment by Landlord.

7. This Lease grants Tenant only a usufruct and no estate in land. Tenant's usufruct shall not be subject to levy and sale.

                                                                  JMB 353(3/91)
                                                                  Georgia Rider

8. Notwithstanding anything in the Lease to the contrary, if Landlord requires an attorney to judicially enforce any of the provisions of this Lease (other than those requirements regarding the payment of money), Landlord shall be entitled to all reasonable actual expenses including attorney's fees and costs incurred by it. If Landlord requires an attorney to collect any monies due hereunder, Landlord shall be entitled to all reasonable expenses and costs incurred by it, including attorney's fees in the amount of fifteen percent (15%) of the principal and interest then due and owing.


                                    Page 2-1

                                   RIDER THREE
                               UNDERGROUND ATLANTA

RIDER TO LEASE dated JANUARY 12, 1998 between Underground Festival, Inc. ("Landlord") and DIVERSITY ENTERTAINMENT TELEVISION/ATLANTA, LLC, a Georgia limited liability company ("Tenant") for Premises at Underground Atlanta, Atlanta, Fulton County, Georgia


In the event of a conflict between the provisions of the printed form and any of the terms of this Rider, this Rider shall be deemed to control.

         Tenant acknowledges that the identity of Landlord may change as the Center is sold or the ownership thereof is restructured from time to time. In connection therewith, Tenant acknowledges that Landlord either currently is, or may in the future be, a real estate investment trust ("REIT") under the United Sates Internal Revenue Code of 1986 (the "Code") Sections 856 et seq., as modified, supplemented or replaced from time to time.

                  During any period of time when Landlord is a REIT the parties agree that:

                  1. Landlord shall not furnish or render any services to tenants except services customarily furnished or rendered in connection with the rental of real property within the meaning of Section 856 (d)(1)(B) and the regulations thereunder as modified, supplemented or replaced from time to time, which services shall be provided through an independent contractor within the meaning of Section 856(d)(3) of the Code from whom the Landlord does not derive or receive any income unless income from the provision of such services would be excluded from unrelated business taxable income under Section 51(b)(3) of the Code if received by an organization described in
                           Section 511(a)(2) of the Code.

                           (a) In particular, but without limiting the foregoing, Landlord shall not provide construction, alteration, or improvement services (collectively ("Work") to Tenant, except that in connection with any Work respecting the Premises to be performed at any time by Tenant or its contractors, Landlord shall have the right to approve the plans, specifications and contractors, and to supervise, coordinate, schedule, monitor, inspect, required engineering reports, building permits, additional insurance, bonds, lien waivers and union labor, and impose other conditions respecting such Work contemplated under this Lease, or any Exhibit or related documents, or reasonable required to ensure the maintenance of quality standards or otherwise protect Landlord's's interest in the property. Under no circumstances shall Landlord's own employees perform physical construction work for Tenant, including, but not limited to, carpentry, plumbing, electrical, painting, and other such physical work.

                           (b) In particular, but without limiting the foregoing, Urban Retail Properties, Inc. ("URP") or another independent contractor shall administer any Promotion Fund, Media Fund, or Merchant's Association under this Lease. In such case, Landlord may direct Tenant to make payments therefor directly to URP or the other independent contractor, or Landlord's may turn over to URP or the other independent contractor any such payments received from Tenant on behalf of URP or the other independent contractor (but any failure by Tenant to make any such payments required under this Lease shall give rise to all remedies available to Landlord for the non-payment of Rent).


                                    Page 3-1

                  2. Whenever this Lease permits Landlord to impose a fee or charge (including, but not limited to, charges pertaining to any Work by Tenant under Article 7 or Exhibit B, charges for after hours use of the Premises under Article 8, or charges for utilities provided by Landlord under Article 10), Landlord shall reduce such fees or charges to the extent necessary to maintain Landlord's REIT status, as determined in Landlord's sole discretion, including, without limitation, reductions in utility charges to the extent necessary under Sections 856 through 860 of the Code.

                                                                  JMB 370 (7/92)
                                                                     REIT RIDER


                                    Page 3-2

                                  [FLOORPLAN]


                                   EXHIBIT A

                                    EXHIBIT B


                DESCRIPTION OF LANDLORD'S WORK AND TENANT'S WORK



                               UNDERGROUND ATLANTA
                                ATLANTA, GEORGIA









                                 MARCH 29, 1988

                                    EXHIBIT B

                               UNDERGROUND ATLANTA
                                ATLANTA, GEORGIA

                                TABLE OF CONTENTS
                                -----------------

Title                                                                              Page
-----                                                                              ----
PREFACE ........................................................................     1
A.      WORK TO BE PERFORMED BY LANDLORD IN LANDLORD'S BUILDING.................     2

B.      WORK TO BE PERFORMED BY LANDLORD IN PREMISES AT LANDLORD'S EXPENSE......     2

         1.   Demising Partitions...............................................     2
         2.   Floor Structure...................................................     3
         3.   Egress Door.......................................................     3
         4.   Heating, Ventilating and Air Conditioning (HVAC)..................     3
         5.   Water Service.....................................................     3
         6.   Sewer Service.....................................................     3
         7.   Fire Protection System............................................     4
         8.   Kitchen Exhaust...................................................     4
         9.   Telephone Service.................................................     4
        10.   Electrical Service................................................     4
        11.   Natural Gas.......................................................     4


C.      WORK TO BE PERFORMED BY TENANT IN PREMISES..............................     5

         1.   Construction Permits..............................................     5
         2.   Utilities by Tenant...............................................     5
         3.   Floor Slab Penetrations...........................................     5
         4.   Floor Slab Waterproofing..........................................     5
         5.   Demising Partitions...............................................     6
         6.   Egress Door Hardware..............................................     6
         7.   Non-Combustible Construction......................................     6
         8.   Ceilings..........................................................     6
         9.   Damage to Landlord's Work.........................................     6
        10.   Tenant Improvement Supports.......................................     6
        11.   Tenant Mezzanines.................................................     6
        12.   Grease Traps......................................................     6
        13.   Kitchen Exhaust Hoods.............................................     7
        14.   Tenant Mechanical System..........................................     7
        15.   Tenant Electrical System..........................................     7
        16.   Fire Protection...................................................     8
        17.   Discipline........................................................     8
        18.   Character of Employees............................................     8
        19.   Clean-Up..........................................................     8
        20.   Tenant Deliveries.................................................     9
        21.   Violations........................................................     9

D.      WORK BY LANDLORD IN PREMISES AT TENANT'S EXPENSE........................     9

E.      PROCEDURE...............................................................    11




                                                                  March 29, 1988

                                    EXHIBIT B




                               UNDERGROUND ATLANTA
                                ATLANTA, GEORGIA


PREFACE:

         This Schedule B is intended to describe the obligations of Landlord and Tenant in the design and construction of the Premises.

         Landlord's work will be limited to the work described in Sections A and
B. Landlord's work in Section A will be accomplished by Landlord at Tenant's expense.

         The work of Tenant described in Section C is intended to provide a Premises finished in accordance with Tenant's drawings as approved in writing by Landlord. Tenant shall use a Registered Architect for the design of the Premises and a licensed General Contractor for construction of the Premises.

         Landlord and Tenant have a common interest in opening the Premises on the Opening Date. To this end, Landlord will coordinate its work with Tenant's work insofar as the schedule for such Opening Date and prudent construction practices will allow and Landlord will assign one or more tenant coordinators to function as liaison between tenants and Landlord. Tenant agrees to abide by Landlord's construction rules and regulations which may be issued from time to time and Tenant will cause Tenant's contractors to abide by the same rules and regulations.

         All work by Tenant's architect, engineer(s) and contractor(s) shall be in accordance with this Schedule B and Schedules C and C-I as attached to and referenced in the Lease.

         All Tenant construction shall be in accordance with the requirements of all applicable codes, ordinances, rules and regulations and all authorities having jurisdiction over the work, including the applicable requirements of the handicapped Code and Landlord's insurance carrier.*

         Tenant shall give Landlord copies of all inspection reports, certificates, and other documents as required by authorities having jurisdiction over the project or as required by Landlord.

         TENANT'S ARCHITECT SHALL VERIFY ACTUAL FIELD CONDITIONS PRIOR TO BEGINNING DESIGN.




                                                             Underground Atlanta
                                                             March 29, 1988
                                                             Page 1 of 13


*        and all work required to comply with the Americans with Disabilities
         Act

A.       WORK TO BE PERFORMED BY LANDLORD IN LANDLORD'S BUILDING

                                                                            NONE

B.       WORK TO BE PERFORMED BY LANDLORD IN PREMISES AT LANDLORD'S EXPENSE:

                                                                            NONE










                                                             Underground Atlanta
                                                             March 29, 1988

                                                                            NONE











                                                             Underground Atlanta
                                                             March 29, 1988

                                                                  NONE - DELETED










                                                             Underground Atlanta
                                                             March 29, 1988

C.       WORK TO BE PERFORMED BY TENANT IN PREMISES:

         1.       Construction Permits

                  Tenant shall be responsible for obtaining all necessary permits, including a Certificate of Occupancy, for the Premises, and shall be responsible for payment of all associated fees, including connection fees, if any, to utilities.

         2.       Utilities by Tenant

                  Tenant shall arrange for and procure at Tenant's expense:

                  a. Telephone service, Electrical service, and Gas service, if any, between the utility service locations and the Premises.

                  b.       Connection to Landlord-installed utilities.

                  c. Tenant shall provide a main shut-off valve in addition to the valve provided by Landlord within the Premises when connecting to Landlord-installed water service.

                  d.       Deleted

         3.       Floor Slab Penetrations

                  All openings through structurally-supported floors must be core-bored, sleeved, grouted, sealed and made waterproof.


         4.       Deleted




                                                             Underground Atlanta
                                                             March 29, l988

          5.      Deleted

          6.      Egress Door Hardware

                  Tenant shall furnish and install all required hardware other than that supplied by Landlord.

          7.      Non-Combustible Construction

                  All Tenant construction must be non-combustible including any materials used above the ceiling or concealed in walls.

          8.      Deleted

          9.      Damage to Landlord's Work

                  Tenant shall bear all costs of restoring Landlord's work or the property or work of other tenants which is damaged by Tenant, its contractors, subcontractors, suppliers or their employees, agents or licensees.

         10.      Tenant Improvement Supports

                  All Tenant improvements, other than ceilings and light fixtures, shall be floor-mounted unless written approval is obtained from Landlord to support Improvements otherwise.

         11.      Tenant Mezzanines

                  Mezzanines are prohibited, unless specifically approved by Landlord in writing.

         12.      Deleted


                                                             Underground Atlanta
                                                             March 29, 1988
                                                             Page 6 of 13

* Tenant shall design and construct and enclosure within the Premises in accordance with the Plans and Specification approved by Landlord and all applicable laws, rules, ordinances and regulations. Tenant shall also perform all work necessary to provide additional support to Landlord's the roof to support the enclosure and the structure.

         Tenant shall design and construct an exit stair from the interior of Landlord's building to the roof. Such exit stair shall be installed in accordance with Plans and Specification approved by Landlord.

         13.      Deleted

         14.      Tenant Mechanical System

                  a. Tenant shall provide and install a complete HVAC system.*

                  b. No openings for fans, vents, louvers, grilles, or other devices shall be installed in any demising partition, exterior wall, floor, or roof without Landlord's prior written approval.

                  c. Air balance of HVAC systems and exhaust and make-up air systems is required and shall be the responsibility of Tenant. Tenant shall furnish Landlord with two (2) copies of a certified air balance report. Landlord's specifications of HVAC conditions within the Premises are predicated on the correct balance, to Landlord's satisfaction, of any Tenant-installed mechanical systems.**

                  e. Use of walk-in coolers, refrigerators or freezer boxes, requires specific approval of Landlord. Where approved, equipment shall be provided with insulated floor systems as recommended by the equipment manufacturer. Landlord must approve the loads imposed on the structure. All refrigeration equipment must be air cooled.

                  f. Condensate lines for refrigeration and/or air conditioning must terminate within the Premises.

         15.      Tenant Electrical System

                  Tenant shall furnish and install all electrical facilities*** including but not necessarily limited to the following:

                  a. Feeder wire from the electrical connection to the Premises.



                                                             Underground Atlanta
                                                             March 29, 1988
                                                             Page 7 of 13

*        as approved in writing by Landlord

**       and a completed Tenant HVAC Data Sheet

***      , as approved in writing by Landlord

                  b.       Distribution and/or branch circuit panels.

                  c. Dry-type transformers for electrical power other than 480 volt, 3 phase/60hz/4 wire. All transformers shall be floor-mounted on vibration isolators and contained completely within the Premises.

                  d.       Deleted

                  e. All Tenant wiring shall be copper, including the main feeder.

                  f.       Deleted

         16.      Fire Protection

                  Tenant shall furnish and install all required fire protection equipment in the Premises.

         17.      Discipline

                  Tenant shall enforce strict discipline and good order among the employees of Tenant's contractors.

         18.      Character of Employees

                  Tenant shall not employ any unfit person or anyone not skilled in the work he or she is performing, or any workman who is incompatible with the balance of the work force, or who may cause, or seek to cause, labor disputes or work stoppages.

         19.      Clean-Up

                  Tenant shall maintain the Premises in a clean and orderly condition at all times. Tenant shall deposit all unused construction material daily in dumpsters provided by Landlord.

                  Flammable waste must be confined to covered metal containers and removed daily by Tenant.

                  All construction material, equipment, fixtures, merchandise, or other Tenant materials must be contained within the Premises. Malls, courts, arcades, public corridors, service corridors and the exterior of the project shall be kept clean at all times. Any construction material, equipment, tools, fixtures, merchandise, or



                                                             Underground Atlanta
                                                             March 29, 1988
                                                             Page 8 of 13
                  other Tenant material not contained in the Premises may be disposed of by Landlord at Tenant's expense as described in Section D herein. Items so disposed of will be deemed to be of no monetary value and no compensation will be made for items so disposed.

         20.      Tenant Deliveries

                  Tenant shall be responsible for scheduling (including coordination with Landlord of all deliveries to the Premises including, without limitation, receipt, checking, inspection and payment for all labor (including, but not limited to overtime, demurrage and waiting time) and equipment required to receive materials and move them to the Premises. See Section D herein.

         21.      Violations

                  In the event Tenant is notified of any violations of codes, or ordinances, or regulations, either by the jurisdictional authorities or by Landlord, Tenant shall stop such violation immediately and shall correct such violations within seven (7) calendar days from such date of notification. In the event Tenant fails to correct such violations within seven (7) calendar days, Landlord may, at Landlord's sole option, correct such violations and Tenant will reimburse Landlord for the correction of such violations at Landlord's actual cost plus fifteen percent (15%) cost of administration.

D.       WORK BY LANDLORD IN PREMISES AT TENANT'S EXPENSE:

         DELETED IN ITS ENTIRETY




                                                             Underground Atlanta
                                                             March 29, 1988

         Deleted








                                                             Underground Atlanta
                                                             March 29, 1988

E.       PROCEDURES:

         Paragraphs 1-5 DELETED






                                                             Underground Atlanta
                                                             March 29, 1988

         6. Within ten (10) calendar days after the issuance of notification that the Premises are available for Tenant to start construction, Tenant will start construction after first having obtained final approval of submissions by Landlord and all necessary permits from the jurisdictional authorities and having further deposited with Landlord certificates of insurance as described below. Tenant shall require any contractor performing work in the Premises to take out and keep in force, at no expense to Landlord, the following insurance coverage, showing Landlord as an additional insured.

                  a. comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection, with limits for each occurrence, of not less than Three Million Dollars ($3,000,000.00) with respect to personal Injury or death, and One Million Dollars ($1,000,000.00) with respect to property damage;

                  b. comprehensive automobile liability insurance with limits for which occurrence of not less than One Million Dollars ($1,000,000) with respect to personal injury or death and Five Hundred Thousand Dollars ($500,000) with respect to property damage; and

                  c. Worker's Compensation or similar insurance in form and amounts required by law.

         7. Tenant shall commence and complete all work within the Premises as expeditiously as possible.

         8.       Landlord's work is limited to that specified in this Schedule
                  B. Tenant is required to make all improvements to the Premises in accordance with Tenant's approved plans, except those which Landlord is specifically required to make hereunder.

         9. No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic's or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to




                                                             Underground Atlanta
                                                             March 29, 1988
                  improve the Premises. Tenant shall place such contractual provisions as Landlord may request in all contracts and subcontracts for Tenant's improvements assuring Landlord that no mechanics' liens will be asserted against Landlord's interest in the Premises or the property of which the Premises are a part. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractors on or about the Premises. If any mechanics' or other liens shall at any time be filed against the Premises or the property of which the Premises are a part by reason of work, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, Including reasonable attorneys' fees incurred by Landlord either in defending against such lien or in procuring the bonding or discharge of such lien, together with interest thereon at the Default Rate, shall be due-and payable by Tenant to Landlord as Additional Rental.

         10. If for any reason Tenant shall fail to pay any amounts due herein, then, in addition to any other remedies available to Landlord pursuant to the Lease, upon the commencement of the Term, such amounts, together with interest thereon at the Default Rate, shall be due and payable by Tenant to Landlord as Additional Rental.

         11. "Landlord's approval" as used herein shall mean acceptable to Landlord in accordance with Schedules B, C and C-1 and does not mean, nor can it be construed to mean, acceptability relative to any codes, ordinances or other requirements placed upon Tenant by any source other than Landlord.






                                                             Underground Atlanta
                                                             March 29, 1988

         General Criteria                              2

         DELETE

         HVAC Schedule                                 8

         Piping Diagram                                9

         DELETE

         Electrical Design Criteria                   13

         Electrical Schedules                         17

         Special Area Criteria:

                  DELETE

                  DELETE

                  Retail Shops                        26

GENERAL CRITERIA

1. The Tenant's engineer shall refer to Schedule 8, "Description of Landlord and Tenant Work"; Schedule C "Design Criteria for Tenant Improvements", and this schedule for submission requirements. All Tenant improvements are subject to Landlord's approval and must conform to both the GENERAL CRITERIA and the applicable SPECIAL AREA CRITERIA.

2. All plans, specifications and calculations shall be prepared under the supervision of a Registered Professional Engineer holding a current valid registration in the State of Georgia, in the applicable field of engineering.

3. All work shall be done in accordance with the requirements of the Landlord's insurance carrier, NFPA Standards, and all applicable codes and regulations. Additionally, food service facilities must adhere to the pertinent Department of Health regulations, Sanitary Codes, and all other applicable codes.

         Certain code required items are mentioned in these criteria for emphasis only. All applicable code requirements not mentioned also apply to the work.

4. The design and appearance of all light fixtures and exposed ductwork and piping which are visible from the public areas or Tenant sales area are critical to the overall visual effect, and are subject to detailed review and approval by the Landlord.

5. All piping and ductwork is to be installed as high as reasonably possible. All holes through structural members must be approved in writing by Landlord prior to the start of any work.

6. All openings through structurally-supported slabs must be corebored, sleeved, grouted, sealed and made water roof. Sleeves, except for water closets, must extend at least two inches (2") above the finished floor. Waterproofing must be inspected and approved by the Landlord before any flooring material Is installed. Tenant Is responsible to take whatever measures are necessary including but not limited to those measures prescribed by Landlord in the exercise of its reasonable judgement to assure that coreboring will not damage Landlord's structure, conduits, etc or the work of other Tenant's below. The costs of such tests or repair of any damage will be borne by the Tenant.

7. Noise and Vibration Control: All equipment installed by Tenant shall be provided with vibration isolators, sound traps, duct lining, acoustic housings, acoustical louvers and other noise and vibration control apparatus required to limit sound intrusion into adjacent spaces accordingly:

         a. Intrusive noise levels in adjacent spaces shall not exceed NC-25 when measured in these spaces.

         b. Tenant equipment noise emitted to the exterior shall not exceed 55 d8A in any occupied exterior space.

         c. Tenant shall provide vibration isolation of ductwork, piping and equipment in accordance with practices described in Chapter 32 of the 1984 ASHRAE System Handbook so that the numerical difference between fat and C-Scale measurements made in adjacent spaces does not exceed 5 decibels.

         Test for Noise and Vibration Control. At any time within the first six months of occupancy or within the first six months after installation of any new equipment which produces noise and vi oration, the Landlord may request a Lest by an acoustical consultant of his choice to verify compliance with tie above minimum acoustical requirements. Should Tenant be in compliance, tee Owner will pay the costs of the testing. Should Tenant not be in compliance, Tenant will pay costs of the initial testing, shall make whatever changes are required to bring the installation into compliance end shall pay the costs of all subsequent testing oy an acoustical consultant approved by the Owner to verify compliance.

8. The Tenant design team is required to visit the site and verify field conditions which may affect the design.

HVAC DESIGN CRITERIA - DELETE

HVAC DESIGN CRITERIA - DELETE

HVAC DESIGN CRITERIA - DELETE

HVAC DESIGN CRITERIA - DELETE

                                                                TENANT HVAC DATA

                                TENANT HVAC DATA

                     (TO BE FILLED IN By TENANT'S ENGINEER)

Tenant:__________________________ Space No. _______ GLA _________


_________________________________________________________________

LOAD ITEM
_________________________________________________________________

Lighting                   _______________ KW

Equipment                  _______________ KW

Peak Cooling Load:
     Sensible              _______________ Btu/Hr.
     Latent                _______________ Btu/Hr.

Peak Heating Load          _______________ Btu/Hr.

Calculated Air Quantity    _______________ CFM

Calculated Static Pressure _______________ IN. WAT.

Calculated Ventilation Air _______________ CFM

Air Conditioning Unit Selection (Provide the following data for each type selected.)
     Quantity              _______________
     Manufacturer          _______________
     Model No.             _______________
     EER                   _______________
     Sound Rating (DB)     _______________
     Condenser Water Flowrate ____________ GPM

Total Exhaust Quantity     _______________ CFM
     Static Pressure
                           _______________ IN. WAT.
Automatic Flow Control
     Valve Selection       _______________ GPM

PREPARED BY: _____________________ SIGNATURE ____________________

STATE OF GEORGIA PROFESSIONAL ENGINEER LICENSE NO._______________

FIRM _________________________________ DATE _____________________

TEL. NO. _____________________________

SEAL

TYPICAL ACU PIPING DIAGRAM


                              [MECHANICAL DRAWING]

                                                                        PLUMBING

PLUMBING DESIGN CRITERIA


DELETED IN ITS ENTIRETY

                                                                        PLUMBING


PLUMBING DESIGN CRITERIA


DELETED IN ITS ENTIRETY

                                                                        PLUMBING

PLUMBING DESIGN CRITERIA


DELETED IN ITS ENTIRETY

                                                                      ELECTRICAL

ELECTRICAL DESIGN CRITERIA

1. The maximum demand of the Tenant's electrical system shall not exceed the maximum allowable demand given under the Special Criteria for the applicable area without prior approval by the Landlord. The Tenant will be subject to substantial additional charges for exceeding the allowable demand. Tenant electrical work shall be based on the design conditions which follow.

2. Materials, products and equipment, including components thereof, shall be new and be identified by Underwriter's Laboratories, Inc. as suitable for the purpose, and shall meet the requirements of the National Electrical Code and of local authorities having jurisdiction. Materials, products and equipment, including components thereof, shall be sized in conformity with the requirements of the National Electrical Code and shall meet the requirements of other recognized standards, such as ASTM, IEEE, IPCEA, NFPA and NEMA, where the requirements of such standards are more stringent than those cited above.

3. Electrical service provided for the Tenant will be 277/480 volts, three phase, four wire, or in the case of open-air Market Tenants' 120 volt receptacles, as defined under the Special Criteria for the applicable area. Tenant will provide his own transformer for other voltage he may require. Transformer installations shall conform to NEC and local code requirements with respect to location, mounting, grounding and overcurrent protection.

4. For all Tenants, with the exception of open-air Market Tenants, the Landlord will provide a 277/480 volt service consisting of a fusible switch or current breaker and a meter socket located in the meter room. From the service point, the Landlord will provide an empty conduit sized to accommodate the maximum allowable Tenant load to a point within the Tenant's space. The Tenant shall provide feeder conductors, a disconnect switch for his service in his space and shall provide all wiring and electrical equipment in his space.

5. All conductors shall be soft-drawn annealed copper. Minimum size shall be #12 for power wiring and #14 for control wiring. Wire shall be 600 volt insulated, NEC type THW, or THHN/THWN. All wire shall be run in rigid conduit or EMT. The use of type AC cable will be permitted in dry retail Tenants.

6. Where the Tenant provides distribution and lighting panelboards within his space they shall be of the three phase four wire distributed phasing type. Tenant's circuiting shall be arranged to present, as nearly as possible, an evenly balanced load on all phases. Panelboards shall be circuit breaker type. All circuit breakers shall have interrupting capacity at least 10% greater than the available fault current at the breaker location. Available fault current will be stated on the Tenant's panelboard schedule.

                                                                      ELECTRICAL


 7.      All electrical work shall be installed* Deleted


 8. Grounding shall consist of copper conductors in conduit with bolted or brazed connection to cold water line for 120/208 volt neutral. Grounding and bonding shall comply with NEC Article 250. All metallic raceways shall be grounded.

 9. Contractors for control of show window lighting and signs shall be Automatic Switch Company Bulletin 920 series, enclosed, electrically operated and mechanically held, or equivalent. Time switches for control of show window lighting and signs shall be Sangamo Electric Company Type L-12 or equivalent.

10. Manual motor starters with overload protection may be used for fractional horsepower motors. Single phase starters shall be Square D or equivalent. Three-phase starters shall be provided with overload relay in each phase. Magnetic motor starters shall be used for integral horsepower motors. Combination starters, when used shall contain fusible switches. Reduced voltage starters shall be used for all motors 100 HP and larger. All magnetic motor starters shall have a control transformer, HOA switch and red pilot light.

11. Lighting fixtures shall be as follows: Incandescent fixtures shall be as required by the Tenant and shall be selected so as not to produce, in the Landlord's opinion, objectionable glare. HID (metal halide, mercury vapor or high pressure sodium) lamps will not be allowed. Tenant's engineer shall refer to Schedule C, Special Criteria, for specific light fixture and signage lighting requirements. Fluorescent fixtures, where permitted, shall be either rapid start or slimline lamps with high power factor ballast individually fused. All ballasts for 4 foot fluorescent lamps shall be the high efficiency type. Preheat and/or trigger start fixtures shall be used only in special applications requiring lamps less than four feet in length.

12. Motors shall be designed to latest NEMA Standards. Motors rated 3/4 HP and larger shall be 460 volt, three phase. Motors rated less than 3/4 HP shall be 115 volt, single phase.

*        in accordance with the Lease and per approved Plans and Specifications.

                                                                      ELECTRICAL


13. Water heaters in Tenant spaces rated less than 5,000 watts may be 120 volts single phase, or 208 volts single phase or 277 volts single phase. Those rated 5,000 watts to 7,000 watts inclusive shall be 277 volts single phase or 480 volts single phase. Those larger than 7,000 watts shall be 430 volts three phase.

14.      Quick recovery type not water heaters will not be permitted.

15. The Tenant's estimated maximum demand load shall be based on the summation of:

         a. 100% of the air conditioning and ventilation load (the greater load of cooling or heating);

         b. The percentage of the connected load for kitchen equipment, including refrigerators, freezers, etc.; in accordance with
                  Article 220-20 of the NEC;

         c.       100% of the connected load for electric water heaters;

         d. 100% of connection lighting load (based on lamp wattage for incandescent lamps and watts input to the ballast for fluorescent lamps);

         e. 65% of the connected load of all appliances not mentioned above;

         f.       Base equipment connected load on nameplate volt-amperes;

         9.       Receptacles as per NEC.

16. Load data indicated in Item 15 shall be listed on the "TENANT ELECTRICAL DATA" form - a copy of which is included in this schedule on page 17.

17. Tenant shall perform all electrical work in accordance with the National Electrical Code and all applicable local codes and in accordance with good engineering practice. All calculations shall conform to the appropriate articles in the National Electrical Code. Calculations shall include all branch circuits and feeder (service) tabulation.

18.      Deleted

                                                                      ELECTRICAL


19.      Deleted

TENANT SERVICE REQUIREMENT ELECTRICAL

TO BE SUPPLIED AND CONSISTS OF PAGES # 17, 18 & 19

3.       RETAIL SHOPS


         HVAC

         Retail Tenants provide their own complete water cooled air conditioning systems. Landlord provides condenser cooling water at 88 degrees F at outside design temperature at 94 degrees F DB and 74 degrees F WB (coincidental) to be returned at no higher than 99 degrees F. Each Tenant will be supplied condenser water with a pressure differential of at least 13 psig at the point of connection at the Tenant premises and at a maximum flow of 0.015 gpm/sq. ft.

         PLUMBING

         Water connection                        -     3/4"
         Sewer connection                        -      4"
         Vent connection                         -      3"

         ELECTRICAL

         Power shall be supplied at 277/480 volts, 3 phase, 4 wire - maximum 15 watts per square foot of GLA. A significant charge will be made if this is exceeded.

                                    EXHIBIT C

                     DETV Routing for Emergency Notification
                               (Prioritized Order)

1.       Edward Anderson
         V.P. Operations
         (0) 404-524-8600
         (H) 770-451-4279
         (email) eanderson2nd@detv.net

2.       Tyrone Johnson
         President
         (0) 404-524-8600
         (H) 770-587-1077
         (email) tyjohnson@detv.net

3.       Robert Martinez
         CFO
         (0) 404-878-7373 x 125
         (H) 404-814-9788

4.       Elyce Strong
         Associate Producer
         (0) 404-524-8800
         (H) 770-435-0573
         (email) estrong@detv.net

5.       Eric Van Atta
         Vice-President
         (0) 404-876-7373 x 115
         (H) 404-836-7931


DETV Studio/Office Address
--------------------------
The Olympia Building
Loft Studio A
Eight Decatur Street
Atlanta, GA 30303-2907
404-524-8600

VCN/American Artists Entertainment Corporation Address
------------------------------------------------------
1245 Fowler Street
Atlanta, GA 30318
404-876-7373

             UNDERGROUND ATLANTA ROUTING FOR EMERGENCY NOTIFICATION


                               UNDERGROUND ATLANTA
                                    SECURITY
                                  404-523-3407


                                GEOFFREY GRIFFITH
                             Shopping Center Manager
                                (H) 770-973-7862
                                (0) 404-614-3211
                                (0) 404-295-6699


                                   MARLA ELLIS
                            Senior Marketing Manager
                                (H) 404-255-8108
                                (0) 404-523-2311


                                 WILLIAM J. BERG
                                  Legal Counsel
                                (H) 770--396-1072
                                (0) 404-237-4100




                                    EXHIBIT C

                                    AGREEMENT



         THIS AGREEMENT (the "Agreement") is made and entered into this 16th day of February, 1989, by and among Underground Festival, Inc., a Georgia corporation (hereinafter referred to as "UFI"), Underground Festival Development Company, a Georgia corporation (hereinafter referred to as "UFDC"), Rouse-Atlanta, Inc. , a Maryland corporation (hereinafter referred to as "Rouse"), The Rouse Company of Georgia, a Maryland corporation (hereinafter referred to as "TRC Georgia"), The Rouse Company, a Maryland corporation (hereinafter referred to as "TRC"), Kinley Enterprises, Inc., a Georgia corporation (hereinafter referred to as "Kinley") , H. J. Russell & Company, a Georgia corporation (hereinafter referred to as "Russell") Underground Atlanta Joint Venture, a general partnership composed of Rouse, Kinley and Russell (hereinafter referred to as "UAJV"), and The Coca-Cola Company, a Delaware corporation (hereinafter referred to as "TCCC").

                              W I T N E S S E T H:

         WHEREAS, UFDC has undertaken certain obligations as master developer of a real estate development project on Atlanta, Georgia known as "Underground Atlanta"

         WHEREAS, UFDC, UFI, the City of Atlanta, Georgia, the Downtown Development Authority of the City of Atlanta. Georgia, and UAJV have entered in-to a certain Development Agreement, dated October 7, 1986, with respect to the development of said project, and UFI and UAJV have entered into a certain Management Agreement, dated September 8, 1988, with respect to the management and operation of said project;

         WHEREAS, Rouse is a wholly-owned subsidiary of TRC Georgia, and TRC Georgia is a wholly-owned subsidiary of TRC;

         WHEREAS, TCCC desires to assist in the success of Underground Atlanta by building at its own expense "The World of Coca-Cola" a one-of-a-kind attraction dedicated to the century-old relationship between TCCC and its consumers which comprises a 45,000-square-foot, four story facility to be built adjacent to Underground Atlanta, on a site subleased by UFI from the City of Atlanta at the corner of Central Avenue and ilartin Luther King, Jr. Drive"' (said site hereinafter referred to as the "TCCC Premises")

         WHEREAS, UFI desires that TCCC enter into a Sublease ("TCCC Sublease") for the lease of the TCCC Premises;




                                    EXHIBIT D

         WHEREAS, in consideration for TCCC's lese of the TCCC Premises and the construction and maintenance of the World of Coca-Cola facility on the TCCC Premises, UFI ahs agreed to use its best efforts to include within the leas agreements ("Tenant Agreements") by and between UFI, as landlord, and prospective tenants of Underground Atlanta ("Project Tenants") the provision more particularly described in Section 1.00 of this Agreement (the "TCCC Provision"); and

         WHEREAS, in connection with the TCCC Provision, TCCC has agreed to indemnify the other parties to this Agreement as more fully set forth in this Agreement.

         NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/l00 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         Section 1.00. UFI hereby agrees to use its "best efforts," as hereinafter defined, to require all Project Tenants (as defined in the Commercial Facilities Sublease) to accept the following TCCC Provision in any applicable Tenant Agreement:

                  Sale of Beverages. Tenant hereby covenants and agrees that:

         (a) as long as Tenant offers for sale at the Premises any carbonated soft drink or carbonated non-alcoholic beverage whatsoever in the sugar containing "cola" category other than the beverage Coca-Cola classic, Tenant shall also in good faith promote and make available for sale at the premises during the Term the beverage Coca-Cola classic or any successor product thereof;

         (b) as long as Tenant offers for sale at the Premises any diet carbonated soft drink or diet carbonated non-alcoholic beverage whatsoever other than the beverage diet Coca-Cola, Tenant shall also in good faith promote and make available for sale during the Term the beverage diet Coca-Cola or any successor product thereof; and

         (c) as long as Tenant offers for sale at the Premises any carbonated soft drink or carbonated non-alcoholic beverage whatsoever in the lemon and/or lime category other than the beverage Sprite, Tenant shall also in good faith promote and make available for sale during the Term the beverage Sprite or any successor product thereof.

         Nothing in this Agreement is intended or shall be construed to prohibit Tenant from selling at the Premises any


                                        2




                                    EXHIBIT D
         carbonated soft drink or carbonated non-alcoholic beverage or from selling or not selling any such carbonated soft drinks or carbonated non-alcoholic beverages at any particular price or range of prices.

         Tenant hereby further acknowledges and agrees that the foregoing provision constitutes a reasonable condition upon Tenant's use and operation of the Premises benefiting Landlord, Tenant and The Coca-Cola Company.

                  Advertisement of Beverages. During the Term, including any renewal or extension thereof, Tenant shall not display within Underground Atlanta any advertising for any soft drinks that compete with the soft-drink products of The Coca-Cola Company except on a menu board and/or the point of dispensing of such competitive products. Tenant hereby covenants and agrees that Tenant shall not distribute or serve soft drinks that compete with the soft-drink products of The Coca-Cola Company in any cup or other container bearing the logo of or advertising for such competitive soft drink or the manufacturer of such competitive soft drink.

         For purposes of this Section 1.00, UFI's best efforts shall include providing each Project Tenant who has signed a Tenant Agreement prior to the date hereof with an amendment form to the project Tenant Agreement incorporating the TCCC Provision, providing each prospective Project Tenant with the TCCC Provisions to be included as a material part of the applicable Tenant Agreement, using good faith efforts to persuade each Project Tenant or prospective Project Tenant to accept the TCCC Provision, and thereafter using reasonable good faith efforts to enforce the terms of the TCCC Provision. Additionally, UFI shall notify TCCC or a representative designated by TCCC if a Project Tenant or prospective project Tenant refuses to accept the TCCC Provision and shall allow TCCC or such representative to meet with such Project Tenant or prospective Project Tenant to attempt to resolve the issue in good faith and in a manner that does not aversely affect the relationship between the Project Tenant and UFI or its agents. Further, any Tenant Agreement entered into after the date of this Agreement that does not include the TCCC Provision shall be reviewed and approved by the Board of Directors of UFI prior to its extension. In no event, however, shall the foregoing best efforts obligation require UFI to provide monetary or other concessions to any Project Tenant in an attempt to cause such project Tenant to agree to the TCCC Provision.


                                        3




                                    EXHIBIT D

         Section 2.00 The parties to this Agreement further agree to grant to TCCC the exclusive privilege of advertising soft-drink products within the common areas of Underground Atlanta during the term of the TCCC Sublease, subject to the rights of the Project Tenants described in the provision relating to Advertisement of Beverages in Section 1.00 hereof, and further subject to UFI's control of the common areas as landlord.

         Section 3.00(a) TCCC hereby agrees to and does hereby indemnify and hold free and harmless UFI, UFDC, UAJV, Rouse, Kinley, Russell, TRC Georgia, TRC and each of their respective directors, officers, agents employees, attorneys, successors and assigns (each such person being hereinafter referred to as "Indemnitee" for purposes of this Agreement), from and against any and all liabilities, losses, costs, damages or expenses of any kind or nature whatsoever (collectively the "Losses and Expenses") suffered or incurred by any Indemnitee resulting from a complaint, claim or legal action (or the threat of any of the foregoing) arising directly out of an allegation that the TCCC Provision, or any variation thereof which pertains to TCCC, constitutes a violation of any local, state or federal law.

                  (b) TCCC shall assume full responsibility and expense of investigation, litigation, negotiation and settlement of any such complaint, claim or legal action, provided that the Indemnitee gives TCCC reasonable notice in writing of such complaint, claim or legal action and permits TCCC, through legal counsel appointed by TCCC and reasonably acceptable to such Indemnitee, to defend same. Indemnity have the right to participate at its own expense. TCCC shall pay all judgments, damages, profits, interest, attorneys' fees and costs levied against or incurred by Indemnitee in connection with any such complaint, claim or legal action. TCCC shall be given reasonable assistance, if requested, at TCCC's expense, in the defense of such complaint, claim or legal action. TOSS shall provide prompt notice in writing to the Indemnitee of any such complaint, claim or legal action of which TOSS becomes aware other than through notification by the Indemnitee.

                  (c) TCCC shall promptly advise Indemnitee in writing of any proposed settlement or adjustment of any claim sufficiently in advance to give Indemnitee a reasonable opportunity to raise any questions or objections it may have as to such proposed settlement or adjustment, and TCCC or its insurer shall not make any settlement or adjustment which shall be prejudicial to the interests of Indemnitee without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first hereinabove written.

Sworn to and subscribed                      THE COCA COLA COMPANY.,
before me this 13th day                      a Delaware corporation
of March, 1989:


/s/ Ann House                                By:  /s/ Carlton Curtis
-------------------------------------           --------------------------------
Notary Public
                                                Name: Carlton Curtis
                                                      --------------------------
My Commission Expires
                                                Title: VP, Corporate Comm.
 [SEAL]                                                -------------------------
-------------------------------------


Sworn to and subscribed                      UNDERGROUND FESTIVAL, INC.,
before me this 3rd day                       a Georgia corporation
of March, 1989:

/s/ Susie Gober                              By: /s/ Joseph G. Martin, Jr.
-------------------------------------           --------------------------------
Notary Public                                    Joseph G. Martin, Jr.
                                                 President
My Commission Expires

[SEAL]
-------------------------------------

Sworn to and subscribed                      UNDERGROUND FESTIVAL,
before me this 3rd day                       DEVELOPMENT COMPANY, a Georgia
of March, 1989:                              corporation

/s/ Susie Gober                              By: /s/ Joseph G. Martin, Jr.
-------------------------------------            -------------------------------
Notary Public                                    Joseph G. Martin, Jr.
                                                 President

My Commission Expires

[SEAL]
-------------------------------------


                                       5


                                   EXHIBIT D

Sworn to and subscribed                     ROUSE - ATLANTA, INC.,
Before me this 17th day                     a Maryland corporation
Of February, 1989:

Elizabeth A. Horne                          By:       /s/ Robert M. Cameron
--------------------------                     --------------------------------
Notary Public                                  Name   Robert M. Cameron
                                                    ---------------------------
My Commission Expires                          Title  Vice President
                                                    ---------------------------
     7-1-90
--------------------------



Sworn to and subscribed                     THE ROUSE COMPANY OF GEORGIA, INC.,
Before me this 17th day                     a Maryland corporation
Of February, 1989:

Elizabeth A. Horne                          By:       /s/ Robert M. Cameron
--------------------------                     --------------------------------
Notary Public                                  Name   Robert M. Cameron
                                                    ---------------------------
My Commission Expires                          Title  Vice President
                                                    ---------------------------
     7-1-90
--------------------------



Sworn to and subscribed                     THE ROUSE COMPANY,
Before me this 17th day                     a Maryland corporation
Of February, 1989:

Elizabeth A. Horne                          By:       /s/ Robert M. Cameron
--------------------------                     --------------------------------
Notary Public                                  Name   Robert M. Cameron
                                                    ---------------------------
My Commission Expires                          Title  Vice President
                                                    ---------------------------
     7-1-90
--------------------------



Sworn to and subscribed                     KINLEY ENTERPRISES, INC.,
Before me this 21st day                     a Georgia corporation
Of February, 1989:

Gladys Wesley                               By:       /s/ Mack Wilbourn
--------------------------                     --------------------------------
Notary Public                                  Name   Mack Wilbourn
                                                    ---------------------------
My Commission Expires                          Title  President
                                                    ---------------------------
[SEAL]
--------------------------



                                       6

                                   EXHIBIT D

Sworn to and subscribed                     H.J. RUSSELL & COMPANY,
before me this 2nd day                      a Georgia corporation
of March, 1989:

/s/ Linda F. Jones                          By:       /s/ Egbert Perry
------------------------------------           --------------------------------
Notary Public                                  Name   Egbert Perry
                                                    ---------------------------
[SEAL]                                         Title  President
------------------------------------                ---------------------------



Sworn to and subscribed                     UNDERGROUND ATLANTA JOINT
before me this 17th day                     VENTURE, a general partnership
of February, 1989:                          a Delaware corporation


/s/ Elisabeth A. Horne
------------------------------------        By: ROUSE - ATLANTA, INC.,
Notary Public                                    managing partner



My Commission Expires                       By:       /s/ Robert M. Cameron
                                               --------------------------------
                                               Name   Robert M. Cameron
      7-1-90                                        ---------------------------
------------------------------------           Title  Vice President
                                                    ---------------------------


                                       7

                                   EXHIBIT D